Exhibit 2.3

VIRGIN RIVER CASINO CORPORATION,

RBG, LLC
and B&BB, INC.

(as Issuers)

$125,000,000 9.000% Senior Secured Notes due 2012

INDENTURE

Dated as of December 20, 2004

THE BANK OF NEW YORK TRUST COMPANY, N.A.

(as Trustee)

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EXHIBITS

EXHIBIT A	FORM OF NOTE

EXHIBIT B	FORM OF CERTIFICATE OF TRANSFER

EXHIBIT C	FORM OF CERTIFICATE OF EXCHANGE

EXHIBIT D	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

EXHIBIT E	FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS

EXHIBIT F	FORM OF INTERCREDITOR AGREEMENT

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CROSS-REFERENCE TABLE*

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.8; 7.10
(b)	7.8; 7.10; 12.2
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.5
(b)	12.3
(c)	12.3
313(a)	7.6
(b)(1)	N.A.
(b)(2)	7.6, 7.7
(c)	7.5, 7.6; 12.2
(d)	7.6
314(a)	4.3; 4.4; 12.2
(b)	N.A.
(c)(1)	12.4
(c)(2)	12.4
(c)(3)	N.A.
(d)	10.5
(e)	12.5
(f)	N.A.
315(a)	7.1(b)
(b)	7.5; 12.2
(c)	7.1(a)
(d)	7.1(c)
(e)	6.11
316(a)(last sentence)	2.9
(a)(1)(A)	6.5
(a)(1)(B)	6.4
(a)(2)	N.A.
(b)	6.7
(c)	6.3
317(a)(1)	6.8
(a)(2)	6.9
(b)	2.4
318(a)	12.1
(c)	12.1

*              This Cross-Reference table shall not, for any purpose, be deemed to be part of this Indenture.

*              N.A. means not applicable

INDENTURE, dated as of December 20, 2004, among Virgin River Casino Corporation, a Nevada corporation (“Virgin River”), RBG, LLC, a Nevada limited-liability company (“RBG”), and B & BB, Inc., a Nevada corporation (“B&BB” and, collectively with Virgin River and RBG, the “Issuers,” which term includes any successors to any of such persons under this Indenture), the Guarantors (as defined herein), and The Bank of New York Trust Company, N.A., a national banking association (the “Trustee”).

Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 9.000% Series A Senior Secured Notes due 2012 (the “Series A Notes”) and the 9.000% Series B Senior Secured Notes due 2012 (the “Series B Notes,” and together with the Series A Notes, the “Notes”):

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1                                   Definitions

“144A Global Note” means one or more Global Notes bearing the Private Placement Legend that shall be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“501 Global Note” means one or more Global Notes bearing the Private Placement Legend that shall be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes sold to institutional “accredited investors” within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act.

“Accrued Bankruptcy Interest” means, with respect to any Indebtedness, all interest accruing thereon after the filing of a petition by or against the Issuers or any of the Subsidiaries or any parent under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.

“Acquired Indebtedness” means Indebtedness of any Person existing at the time such Person becomes a Subsidiary, including by designation, or is merged or consolidated into or with one of the Issuers or one of the Subsidiaries.

“Acquisition” means the purchase or other acquisition of any Person or all or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

“Additional Notes” means additional Notes which may be issued after the Issue Date pursuant to this Indenture (other than pursuant to an Exchange Offer or otherwise in exchange for or in replacement of outstanding Notes).  All references herein to “Notes” shall be deemed to include Additional Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise or (b) beneficial ownership of 10% or more of the voting securities of such Person.  Notwithstanding the foregoing, “Affiliate” shall not include Wholly Owned Subsidiaries.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Aggregate Previously Distributed Permitted Tax Distribution” means with respect to any taxable period or portion thereof the aggregate amount of Permitted Tax Distributions actually distributed under Section 4.9(b)(7) hereof.

“Applicable Capital Gain Tax Rate” means, with respect to any individual who is a resident in the State of Nevada for any period, the highest effective combined United States federal, state and local income tax applicable to net capital gain during such period.

“Applicable Income Tax Rate” means, with respect to any individual who is a resident in the State of Nevada for any period, the highest effective combined United States federal, state and local income tax applicable during such period.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.

 “Available Permitted Tax Distribution” means the excess, if any, of (i) the Combined Permitted Tax Distribution over (ii) the Aggregate Previously Distributed Permitted Tax Distributions.

“Average Life” means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (1) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (2) the sum of all such principal (or redemption) payments.

“Bankruptcy Code” means the United States Bankruptcy Code, codified at 11 U.S.C. § 101-1330, as amended.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.

“Beneficial Owner” or “beneficial owner” for purposes of the definitions of  “Change of Control” and “Affiliate” has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date).

“Board of Directors” means, with respect to any Person, the board of directors of such Person (or if such Person is not a corporation, the equivalent board of managers or members or body performing similar functions for such Person) or any committee of the board of directors of such Person (or if such Person is not a corporation, any committee of the equivalent board of managers or members or body performing similar functions for such Person) authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person (or if such Person is not a corporation, the equivalent board of managers or members or body performing similar functions for such Person).

“Broker-Dealer” means any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or other government action to close.

“Capital Contribution” means any contribution to the Issuers’ equity from one of the Issuers’ direct or indirect parents for which no consideration has been given other than the issuance of Qualified Capital Stock.

“Capital Stock” means, (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock issued by such Person, (ii) with respect to a Person that is a limited liability company, any and all membership interests in such Person, and (iii) with respect to any other Person, any and all partnership, joint venture or other equity interests of such Person.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalent” means:

(1)                                  securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof),

(2)                                  time deposits, certificates of deposit, bankers’ acceptances and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000,

(3)                                  commercial paper issued by others rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s,

(4)                                  repurchase obligations with a term of not more than seven days for underlying securities of the types described in (1) and (2) above entered into with any financial institution meeting the qualifications specified in (2) above, or

(5)                                  money market funds, substantially all of the assets of which constitute Cash Equivalents of the kinds described in (1) through (4) of this definition,

and in the case of each of (1), (2), and (3) of this definition maturing within one year after the date of  acquisition.

“Clearstream” means Clearstream Banking Luxembourg, Société Anonyme, or any successor securities clearing agency.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all assets and other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations of the Issuers and the Guarantors under this Indenture, the Notes and the Guarantees is granted or purported to be granted under any Collateral Agreement.

“Collateral Agreements” means, collectively, all mortgages, deeds of trust, security agreements, pledge agreements, control agreements, collateral assignment agreements and other agreements, instruments, financing statements and other documents evidencing, creating, setting forth or limiting any Lien on Collateral in favor of the Trustee (or, in the case of mortgages, deeds of trust or similar agreements, in favor of the Trustee or another trustee thereunder), for the benefit of the Holders.

“Commission” means the Securities and Exchange Commission.

“Combined Permitted Tax Distribution” means, with respect to any taxable period or portion thereof in which one or more Issuers is a Flow Through Entity, the amount of the Permitted Tax Distribution that would be permitted to be distributed as determined on the basis as if such Issuers, for the portion of such period that any particular Issuer continued to be a Flow Through Entity, constituted separate divisions of a single Flow Through Entity.

“consolidated” means, with respect to the Issuers, the combination of the Issuers’ accounts and the consolidation of the accounts of the Subsidiaries with the Issuers’ accounts, all in accordance with GAAP; provided, that “consolidated” will not include consolidation of the accounts of any Unrestricted Subsidiary with the Issuers’ accounts.

“Consolidated Coverage Ratio” of any specified Person or Persons on any specified date of determination (the “Transaction Date”) means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person’s Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation:

(1)                                  Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be given pro forma effect as if they had occurred on the first day of the Reference Period,

(2)                                  transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period,

(3)                                  the incurrence of any Indebtedness (including issuance of any Disqualified Capital Stock) during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness (other than Indebtedness incurred under any revolving credit agreement or similar facility)) shall be given pro forma effect as if it had occurred on the first day of the Reference Period, and

(4)                                  the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, provided, that if such Person or any of the Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, then such rate (whether higher or lower) shall be used.

“Consolidated EBITDA” means, with respect to any specified Person or Persons for any specified period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted for purposes of determining Consolidated Net Income), without duplication, the sum of:

(1)                                  consolidated income tax expense and the amount of Permitted Tax Distributions subtracted from net income in the determination of the Consolidated Net Income of such Person for such period,

(2)                                  consolidated depreciation and amortization expense,

(3)                                  Consolidated Fixed Charges, and

(4)                                  all other non-cash charges reducing Consolidated Net Income for such period but excluding non-cash charges that require an accrual of or a reserve for cash charges for any future periods and normally occurring accruals such as reserves for accounts receivable, and less the amount of all cash payments made by such Person or any of the Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period; provided, that consolidated income tax expense and depreciation and amortization of a Subsidiary that is a less than Wholly Owned Subsidiary shall only be added to the extent of the Issuers’ equity interest in such Subsidiary.

“Consolidated Fixed Charges” means, with respect to any specified Person or Persons for any specified period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of:

(a)                                  interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (1) original issue discount and non-cash interest payments or accruals on any Indebtedness, (2) the interest portion of all deferred payment obligations, and (3) all commissions, discounts and other fees and charges owed with respect to bankers’ acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and

(b)                                 the product of (i) the amount of dividends accrued or payable (or guaranteed) by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries to the Issuers or to the Wholly Owned Subsidiaries) times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated United States federal, state and local income tax rate of such Person, expressed as a decimal (as estimated in good faith by the Issuers).

For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in reasonable good faith by the Issuers to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guarantee by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

Notwithstanding the foregoing, in calculating the Debt Incurrence Ratio solely for purposes of clause (2) of Section 4.9(a) hereof, Consolidated Fixed Charges shall not include original issue discount or non-cash interest payments or accruals on the Senior Subordinated Notes.

“Consolidated Net Income” means, with respect to any specified Person or Persons for any specified period, the net income (or loss) of such specified Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period reduced by the maximum amount of Permitted Tax Distributions attributable to such net income for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication):

(a)                                  all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are unusual and nonrecurring (including any gain or loss from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any Capital Stock),

(b)                                 the net income, if positive, of any Person, other than a Consolidated Subsidiary, in which such specified Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period, but in any case not in excess of such specified Person’s pro rata share of such specified Person’s net income for such period,

(c)                                  the net income, if positive, of any of such specified Person’s Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary, and

(d)                                 the net income of, and all dividends and distributions from, any Unrestricted Subsidiary.

“Consolidated Net Worth” of any Person at any date means the aggregate consolidated stockholders’ equity of such Person (including amounts of equity attributable to Preferred Stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such Person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity) the amount of any such stockholders’ equity attributable to Disqualified Capital Stock or treasury stock of such Person and its Consolidated Subsidiaries

“Consolidated Subsidiary” means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

“Continuing Director” means during any period of 24 consecutive months after the Issue Date, individuals who at the beginning of any such 24-month period constituted the applicable Issuer’s Board of Directors (together with any new directors whose election by such Issuer’s Board of Directors or whose nomination for election by such Issuer’s shareholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of such Issuer’s assets, if such agreement was approved by a vote of such majority of directors).

“contractually subordinated” means subordinated in right of payment by its terms or the terms of any document or instrument or instrument relating thereto.  For the avoidance of doubt, unsecured Indebtedness is not “contractually subordinated” to secured Indebtedness and a junior Lien on any assets securing Indebtedness does not render such Indebtedness “contractually subordinated” to Indebtedness that is secured by a senior Lien on such assets.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be principally administered, which office at the date hereof is located at The Bank of New York Trust Company, N.A., 700 South Flower Street, Suite 500, Los Angeles, California 90017, Attention:  Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuers, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuers).

“Credit Agreement” means the Credit Agreement to be entered into, as of the Issue Date, by the Issuers with Wells Fargo Foothill, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof.  Without limiting the generality of the foregoing, the term “Credit Agreement” shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement with another credit agreement, including any credit agreement:

(1)                                  extending the maturity of any Indebtedness incurred thereunder or contemplated thereby,

(2)                                  adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Issuers and the Subsidiaries and their respective successors and assigns,

(3)                                  increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by Section 4.7 hereof, or

(4)                                  otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of this Indenture.

“Credit Facility Basket” has the meaning set forth in Section 4.7(b) hereof.

“Debt Incurrence Ratio” has the meaning set forth in Section 4.7(a)(2) hereof.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Definitive Note” means one or more certificated Notes registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, substantially in the form of Exhibit A hereto except that such Note shall not include the information called for by footnotes 3 and 4 thereof.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor will have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” will mean or include such successor.

“Disqualified Capital Stock” means with respect to any Person, any Equity Interest of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased, including at the option of the holder thereof, by such Person or any of the Subsidiaries, in whole or in part, on or prior to 91 days following the Stated Maturity of the Notes.  Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the Issuers to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Capital Stock if the terms of such Equity Interests provide that the Issuers may not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Issuers’ purchase of the Notes as are required to be purchased pursuant to the provisions of this Indenture as described in Sections 4.13 and 4.14 hereof.

“Distribution Compliance Period” means the 40-day restricted period as defined in Regulation S.

“DTC” means The Depository Trust Company and any successor thereto.

“Ella Kay Land” means the unimproved real property consisting of approximately 34.4 acres, which is owned in fee by RBG and is located southwest of the CasaBlanca Golf Course.

“Equity Holder” means (a) with respect to a corporation, each holder of stock of such corporation, (b) with respect to a limited liability company or similar entity, each member of such limited liability company or similar entity, (c) with respect to a partnership, each partner of such partnership, (d) with respect to any entity described in clause (a)(iv) of the definition of “Flow Through Entity,” the owner of such entity, and (e) with respect to a trust described in clause (a)(v) of the definition of “Flow Through Entity,” an owner thereof.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, or any successor securities clearing agency.

“Event of Loss” means, with respect to any property or asset, (1) any loss, destruction or damage of such property or asset, (2) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset or (3) any settlement in lieu of clause (2) above.

“Excess Cash Distribution Amount for Taxes” means the excess of (x) the aggregate actual cash distributions received by the Issuers or a Subsidiary from all Flow Through Entities that are not Subsidiaries during the period commencing with the Issue Date and continuing to and including the date on which a proposed Permitted Tax Distribution is to be made under Section 4.9(b)(7) hereof over (y) the aggregate amount of such cash distributions described in the immediately preceding clause (x) that have already been taken into account for purposes of making (I) Permitted Tax Distributions previously made and which was attributable to a Flow Through Entity that was not a Subsidiary at the time such Permitted Tax Distribution was made plus (II) Restricted Payments permitted by clause (A) or (D) of Section 4.9(a)(3) hereof (treating such cash distributions described in this clause (y)(II) as used to make a Restricted Payment during such period only to the extent that in such period, the total amount of Restricted Payments actually made during such period exceeded the excess of (m) the total amount of Restricted Payments permitted to be made in such period over (n) the amount of such cash distributions described in the immediately preceding clause (x) that were actually received by the Issuers or a Subsidiary during such period and that were not previously used to make a Permitted Tax Distribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Notes” means the Series B Notes, issued pursuant to an Exchange Offer and identical in all respects to the Series A Notes (including with respect to the Guarantees), except (i) that such securities shall have been registered pursuant to an effective registration statement under the Securities Act, (ii) that such securities shall not contain a restrictive legend thereon, (iii) that such securities shall not contain provisions relating to the accrual or payment of Liquidated Damages and (iv) Interest on each Exchange Note shall accrue from the last Interest Payment Date on which Interest was paid on the Notes surrendered in exchange therefor or, if no Interest has been paid on the Notes, from the Issue Date of the Notes.

“Exchange Offer” means an offer that may be made by the Issuers pursuant to the Registration Rights Agreement to exchange Exchange Notes for Series A Notes.

“Exchange Offer Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Excluded Assets” means:

(a)                                  all Non-Operating Real Property;

(b)                                 assets securing FF&E Financing, Purchase Money Indebtedness or Capitalized Lease Obligations permitted to be incurred under this Indenture;

(c)                                  leasehold estates in real property existing on the Issue Date and any additional leasehold estates in real property acquired by the Issuers or the Subsidiaries after the Issue Date, unless the Trustee, as collateral agent (upon request of the Holders of a majority of the outstanding Notes), in its reasonable discretion requests that the Issuers provide the Trustee, as collateral agent, with a lien upon and security interest in such leasehold estate so that such leasehold estate shall become additional Collateral (and in the Collateral Agreements the Issuers will agree to notify the Trustee of the acquisition by it or any of the Subsidiaries of any leasehold estate in real property);

(d)                                 any leases, permits, licenses (including without limitation Gaming Licenses) or other contracts or agreements or other assets or property to the extent that a grant of a Lien thereon under the Collateral Agreements (i) is prohibited by law or would constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the grantor therein pursuant to the applicable law, or (ii) would require the consent of third parties and such consent has not been obtained after the Issuers have used commercially reasonable efforts to try to obtain such consent, or (iii) other than as a result of requiring a consent of third parties that has not been obtained, would result in a breach of the provisions thereof, or constitute a default under or result in a termination of, such lease, permit, license, contract or agreement (other than to the extent that any such provisions thereof would be rendered ineffective pursuant to Section 9-406, 9-407 or 9-408 of the UCC or any other applicable law); provided, that, immediately upon the uneffectiveness, lapse or termination of such prohibition, the provisions that would be so breached or such breach, default or termination or immediately upon the obtaining of any such consent, the Excluded Assets shall not include, and the Issuers or the applicable Guarantor, as the case may be, shall be deemed to have granted a security interest in, all such leases, permits, licenses, other contracts and agreements and such other assets and property as if such prohibition, the provisions that would be so breached or such breach, default or termination had never been in effect and as if such consent had not been required;

(e)                                  cash and Cash Equivalents to the extent that a Lien thereon may not be perfected through the filing of a UCC financing statement or that, after the Issuers have used commercially reasonable efforts, the Issuers are unable to cause the Trustee to obtain “control” (as defined in the UCC) for the benefit of the Holders; and

(f)                                    any Capital Stock of an Excluded Foreign Subsidiary, if any, other than a pledge of 65% of the Voting Equity Interests of such Excluded Foreign Subsidiary held directly by the Issuers or any domestic Subsidiary, 100% of the nonvoting Equity Interests of such Excluded Foreign Subsidiary held directly by the Issuers or any domestic Subsidiary and 100% of any intercompany Indebtedness owed by such Excluded Foreign Subsidiary to any of the Issuers or any of the Guarantors;

provided, however, that “Excluded Assets” shall not include any proceeds or products of any of the foregoing unless those proceeds or products are a type of asset that would constitute an Excluded Asset.

“Excluded Foreign Subsidiary” means any Foreign Subsidiary that is either (i) treated for United States federal tax purposes as a corporation or (ii) any entity owned directly or indirectly by another Foreign Subsidiary that is treated for United States federal tax purposes as a corporation.

“Exempted Affiliate Transaction” means:

(a)                                  reasonable and customary compensation arrangements provided for the benefit of any director, officer or employee of the Issuers or any Subsidiary, in each case entered into in the ordinary course of business and for services provided to the Issuer or such Subsidiary, respectively, as determined in good faith by the Board of Directors of the applicable Issuer,

(b)                                 dividends permitted under the terms of Section 4.9 hereof and payable, in form and amount, on a pro rata basis to all holders of the Issuers’ common stock or common membership interests, as applicable,

(c)                                  transactions solely between or among the Issuers and any of the Consolidated Subsidiaries that are Guarantors or solely among the Consolidated Subsidiaries that are Guarantors, and

(d)                                 payment of management fees permitted by Section 4.9(b)(6) hereof.

“Existing Indebtedness” means the Indebtedness of the Issuers and the Subsidiaries (other than Indebtedness under the Credit Agreement, the Senior Subordinated Notes and the Senior Subordinated Note Guarantees) in existence on the Issue Date (after giving effect to the transactions contemplated hereby), reduced to the extent such amounts are repaid, refinanced or retired.

“Existing Stockholders” means (i) Robert R. Black, Sr., (ii) any trust, corporation, partnership or other entity controlled by Robert R. Black, Sr. and members of the immediate family of Robert R. Black, Sr. or (iii) any partnership the sole general partners of which consist solely of Robert R. Black, Sr., any entity referred to in clause (ii) above and members of the immediate family of Robert R. Black, Sr.

“FF&E” means furniture, fixtures and equipment (including Gaming Equipment) acquired by the Issuers and the Subsidiaries in the ordinary course of business for use in the Issuers’ or the Subsidiaries’ business operations.

“FF&E Financing” means Indebtedness, the proceeds of which are used solely by the Issuers and the Subsidiaries (and concurrently with the incurrence of such Indebtedness) to acquire or lease or improve or refinance, respectively, FF&E; provided, that (x) the principal amount of such FF&E Financing does not exceed the cost (including sales and excise taxes, installation and delivery charges, capitalized interest and other direct fees, costs and expenses) of the FF&E purchased or leased with the proceeds thereof or the cost of such improvements, as the case may be, and (y) such FF&E Financing is secured only by the assets so financed and assets which, immediately prior to the incurrence of such FF&E Financing, secured other Indebtedness of the Issuers and the Subsidiaries (to the extent such other Indebtedness and the Liens securing such other Indebtedness are permitted under this Indenture) to the lender of such FF&E Financing.

“Flow Through Entity” means an entity that (a) for United States federal income tax purposes constitutes (i) an “S” corporation (as defined in section 1361(a) of the Code), (ii) a “qualified subchapter S subsidiary” (as defined in section 1361(b)(3)(B) of the Code), (iii) a “partnership” (within the meaning of section 7701(a)(2) of the Code) other than a “publicly traded partnership” (as defined in section 7704 of the Code), (iv) an entity that is disregarded as an entity separate from its owner under the Code, the Treasury regulations or any published administrative guidance of the Internal Revenue Service, or (v) a trust, the income of which is includible in the taxable income of the grantor or another person under sections 671 through 679 of the Code (the entities described in the immediately preceding clauses (i), (ii), (iii), (iv) and (v), a “Federal Flow Through Entity”) and (b) for state and local jurisdictions in respect of which Permitted Tax Distributions are being made, is subject to treatment on a basis under applicable state or local income tax law substantially similar to a Federal Flow Through Entity.

“Foreign Subsidiary” means any Subsidiary which (i) is not organized under the laws of the United States, any state thereof or the District of Columbia and (ii) conducts substantially all of its business operations outside the United States of America.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect from time to time.

“Gaming Authorities” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal government, any foreign government, any state, province or city or other political subdivision or otherwise, whether now or hereafter existing, or any officer or official thereof, including, without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, the City of Mesquite and any other agency, in each case, with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Issuers or any of the Subsidiaries.

“Gaming Equipment” means slot machines, video poker machines, and all other gaming equipment and related signage, accessories and peripheral equipment.

“Gaming FF&E Financing” means FF&E Financing, the proceeds of which are used solely by the Issuers and the Subsidiaries to acquire or lease FF&E that constitutes Gaming Equipment.

“Gaming Licenses” means every material license, material franchise, material registration, material qualification, findings of suitability or other material approval or authorization required to own, lease, operate or otherwise conduct or manage gaming activities in any state or jurisdiction in which the Issuers or any of the Subsidiaries conducts business (including, without limitation, all such licenses granted by the Gaming Authorities), and all applicable liquor and tobacco licenses.

“Global Notes” means one or more Notes in the form of Exhibit A hereto that includes the information referred to in footnotes 3 and 4 to the form of Note, attached hereto as Exhibit A, issued under this Indenture, that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

“Global Note Legend” means the legend set forth in Section 2.6(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Guarantor” means each of the present and future Subsidiaries that at the time are guarantors of the Notes in accordance with this Indenture.

“guaranty” or “guarantee,” used as a noun, means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.  The term “guarantee” or “guaranty,” used as a verb, has a corresponding meaning.  When used with respect to the Notes, a “Guarantee” means a guarantee by any of the Guarantors of the Notes, in accordance with Article XI hereof.

“Holder” means the Person in whose name a Note is registered in the register of the Notes.

“Indebtedness” of any specified Person means, without duplication,

(a)                                  all liabilities and obligations, contingent or otherwise, of such specified Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such specified Person in accordance with GAAP, (1) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such specified Person or only to a portion thereof), (2) evidenced by bonds, notes, debentures or similar instruments, (3) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 60 days past their original due date) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

(b)                                 all liabilities and obligations, contingent or otherwise, of such specified Person (1) evidenced by bankers’ acceptances or similar instruments issued or accepted by banks, (2) relating to any Capitalized Lease Obligation, or (3) evidenced by a letter of credit or a reimbursement obligation of such specified Person with respect to any letter of credit;

(c)                                  all net obligations of such specified Person under Interest Swap and Hedging Obligations;

(d)                                 all liabilities and obligations of others of the kind described in any of the preceding clauses (a), (b) and (c) that such specified Person has guaranteed or provided credit support or that are otherwise its legal liability or that are secured by any assets or property of such specified Person;

(e)                                  any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and

(f)                                    all Disqualified Capital Stock of such specified Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price, including accrued and unpaid dividends).

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined in reasonable good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Indirect Participant” means an entity that, with respect to DTC, clears through or maintains a direct or indirect, custodial relationship with a Participant.

“Initial Notes” means $125,000,000 aggregate principal amount of 9.000% Senior Secured Notes due 2012 issued on the Issue Date.

“Initial Public Offering” means an initial underwritten public offering of (a) the Issuers’ common stock or (b) common stock of a holding company that wholly owns each of the Issuers, in each case for cash pursuant to an effective registration statement under the Securities Act following which the Issuers’ or such holding company’s, as the case may be, common stock is listed on a national securities exchange or quoted on the national market system of the Nasdaq Stock Market, Inc.

“Initial Purchaser” means the initial purchaser of the Series A Notes under the Purchase Agreement, dated December 10, 2004, with respect to the Series A Notes.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, which is not also a QIB.

“Intercreditor Agreement” means that certain Intercreditor Agreement among the Trustee and the lender or agent, as applicable, under the Credit Agreement to be dated as of the Issue Date and any amended or supplemented agreement or any replacement or substitute agreement in accordance with this Indenture, in each case substantially in the form of Exhibit F attached hereto.

“Interest” means the interest payable on the Notes.

“Interest Payment Date” means the stated due date of an installment of Interest on the Notes.

“Interest Record Date” means a Interest Record Date specified in the Notes, whether or not such date is a Business Day.

“Interest Swap and Hedging Obligation” means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement, or any other agreement or arrangement designed to protect against fluctuations in interest rates, or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

“Investment” by any specified Person in any other Person (including an Affiliate) means (without duplication):

(a)                                  the acquisition (whether by purchase, merger, consolidation or otherwise) by such specified Person (whether for cash, property, services, securities or otherwise) of Equity Interests, Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition;

(b)                                 the making by such specified Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business);

(c)                                  other than guarantees of the Issuers’ Indebtedness or the Indebtedness of any Guarantor to the extent permitted by Section 4.7 hereof, the entering into by such specified Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person;

(d)                                 the making of any capital contribution by such specified Person to such other Person; and

(e)                                  Investments described in the immediately following paragraph.

The Issuers shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary of the Issuers (or, if neither the Issuers nor any of the Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Issuers or a Subsidiary shall be deemed an Investment valued at its fair market value at the time of such transfer.  The Issuers or any of the Subsidiaries shall be deemed to have made an Investment in a Person that is or was a Subsidiary or a Guarantor if, upon the issuance, sale or other disposition of any portion of the Issuers’ or any of the Subsidiary’s ownership in the Capital Stock of such Person, such Person ceases to be a Subsidiary or Guarantor, as applicable.  The fair market value of each Investment shall be measured at the time made or returned, as applicable.

“Issue Date” means the date of first issuance of the Notes under this Indenture.

“Land Behind Mesquite Star” means the unimproved real property consisting of approximately 24.45 acres, which is owned in fee by Virgin River and is located to the southwest and west of the Virgin River Convention Center, formerly known as the “Mesquite Star Hotel & Casino.”

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction, real or personal, movable or immovable, now owned or hereafter acquired.

“Liquidated Damages” means all liquidated damages then owing pursuant to the Registration Rights Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means the aggregate amount of cash or Cash Equivalents received (a) by the Issuers in the case of a sale of Qualified Capital Stock and (b) by the Issuers and the Subsidiaries in respect of an Asset Sale or an Event of Loss (including, in the case of an Event of Loss, the insurance proceeds, but excluding any liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it),

(1)                                  plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options,

warrants, rights and convertible or exchangeable debt) of the Issuers that were issued for cash after the Issue Date, the amount of cash originally received by the Issuers upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt),

(2)                                  less, in each case, the sum of all payments, fees and commissions and reasonable and customary expenses (including, without limitation, legal counsel, accounting and investment banking fees and expenses but excluding costs and expenses payable to an Affiliate of the Issuers) incurred in connection with such Asset Sale or sale of Qualified Capital Stock or Event of Loss, and

(3)                                  less, in the case of an Asset Sale or Event of Loss only, the sum of

(i)                                     the amount (estimated reasonably and in good faith by the Issuers) of income, franchise, sales and other applicable taxes required to be paid by the Issuer or any of the Subsidiaries in connection with such Asset Sale or Event of Loss in the taxable year that such sale is consummated or such loss is incurred or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes, plus

(ii)                                  the amount of the marginal increase, if any, of the Permitted Tax Distribution directly attributable to such Asset Sale.

“Non-Operating Real Property” means: (a) the land-based facilities and related amenities comprising the Oasis Recreational Facility, including without limitation all leased property related thereto; and (b) all owned real property and leasehold interests in the Land Behind Mesquite Star, the Ella Kay Land and the Truck Parking and all additions and improvements to such real property.

 “Non-U.S. Person” means any Person other than a U.S. Person.

“Notes Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Oasis Recreational Facility” means the improved real property consisting of approximately 349.51 acres, which is owned in fee by Oasis Recreational Properties, Inc. and is located to the east of the Palms Golf Course.  The Issuers operate a gun club and lease a riding facility and motocross to third parties on the Oasis Recreational Facility.

“Obligation” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities and obligations payable under the documentation governing any Indebtedness, including, without limitation, interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable instrument governing or evidencing such Indebtedness and including, with respect to the Registration Rights Agreement, Liquidated Damages, if any.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person or any other Person designated by the Board of Directors of such Person and serving in a similar capacity.

“Officers’ Certificate” means the officers’ certificate to be delivered upon the occurrence of certain events as set forth in this Indenture, and to be executed by two Officers of each Issuer, one of whom shall be the principal executive officer, the principal financial officer or the principal accounting officer.

“Opinion of Counsel” means the opinion of counsel (subject to certain customary exceptions and assumptions) to be delivered upon the occurrence of certain events set forth in this Indenture (which Opinion of Counsel shall be an opinion from legal counsel). Such counsel may be an employee of or counsel to any of the Issuers or any Subsidiary.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

“Permitted C-Corp Conversion” means a transaction resulting in an Issuer becoming subject to tax under the Code as a corporation (a “C Corporation”); provided, that:

(1)                                  the C Corporation resulting from such transaction, if a successor to such Issuer, (a) is a corporation, limited liability company or other entity organized and existing under the laws of any state of the United States or the District of Columbia, (b) assumes all of the obligations of such Issuer under the Notes, the Collateral Agreements and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee and (c) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Issuer immediately preceding the transaction;

(2)                                  after giving effect to such transaction no Default or Event of Default exists;

(3)                                  prior to the consummation of such transaction, such Issuer shall have delivered to the Trustee (a) an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the holders of the outstanding Notes will not recognize income gain or loss for United States federal income tax purposes as a result of such Permitted C-Corp Conversion and will be subject to United States federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such Permitted C-Corp Conversion had not occurred and (b) an Officers’ Certificate as to compliance with all of the conditions set forth in paragraphs (1), (2) and (3)(a) above; and

(4)                                  such transaction would not (a) result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment or (b) require any holder or beneficial owner of Notes to obtain a Gaming License or be qualified or found suitable under any applicable gaming laws.

“Permitted Indebtedness” means:

(a)                                  Indebtedness evidenced by the Notes and the Guarantees issued pursuant to this Indenture up to the amounts being issued on the original Issue Date less any amounts repaid or retired;

(b)                                 Indebtedness evidenced by the Senior Subordinated Notes and the Senior Subordinated Note Guarantees issued pursuant to the Senior Subordinated Note Indenture up to the amounts being issued on the original Issue Date less any amounts repaid or retired;

(c)                                  Permitted Refinancing Indebtedness with respect to any Indebtedness (including Disqualified Capital Stock) described in clause (a) or (b) or incurred pursuant to the Debt Incurrence Ratio, or which was refinanced pursuant to this clause (c);

(d)                                 FF&E Financing and Indebtedness represented by Capital Lease Obligations, mortgage financings or other Purchase Money Obligations; provided, that (1) no Indebtedness incurred under the Notes is utilized for the purchase or lease of assets financed with such FF&E Financing or such other Indebtedness, and (2) the aggregate principal amount of such Indebtedness (including any Permitted Refinancing Indebtedness and any other Indebtedness incurred to repay, redeem, discharge, retire, defease, refund, refinance or replace any Indebtedness incurred pursuant to this clause (d)) outstanding at any time pursuant to this clause (d), other than any Gaming FF&E Financing, does not exceed $2.5 million;

(e)                               (i)             Indebtedness incurred by any Issuer that is owed to (borrowed from) any Guarantor, provided, that (x) such Indebtedness shall be unsecured and contractually subordinated in all respects to such Issuer’s obligations pursuant to the Notes and (y) any event that causes such Guarantor no longer to be a Guarantor (including by designation as an Unrestricted Subsidiary) shall be deemed to be a new incurrence by such Issuer of such Indebtedness and any guarantor thereof subject to Section 4.7 hereof,

(ii)                                  Indebtedness incurred by any Guarantor that is owed to (borrowed from) any other Guarantor or any Issuer, provided, that (x) such Indebtedness shall be unsecured and contractually subordinated in all respects to such Guarantor’s obligations pursuant to such Guarantor’s Guarantee and (y) any event that causes the Guarantor lender no longer to be a Guarantor (including a designation as an Unrestricted Subsidiary) shall be deemed to be a new incurrence by such Guarantor borrower of such Indebtedness and any guarantor thereof subject to Section 4.7 hereof, and

(iii)                               Indebtedness incurred by any Subsidiary (other than a Guarantor) and owed to (borrowed from) any Issuer, any Guarantor or any other Subsidiary; provided, that (x) such Indebtedness shall be unsecured and contractually subordinated in all respects to such Issuer’s obligations pursuant to the Notes and such Guarantor’s obligations pursuant to such Guarantor’s Guarantee, as applicable, (y) any event that causes the Subsidiary borrower or the Subsidiary or Guarantor lender to no longer be a Subsidiary (including a designation as an Unrestricted Subsidiary), shall be deemed to be a new incurrence of such Indebtedness subject to Section 4.7 hereof, and (z) the Investment in the form of the loan is a “Permitted Investment” (other than pursuant to clause (c) of the definition thereof) or is otherwise not prohibited at the time of incurrence by Section 4.9 hereof;

(f)                                    Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money or other Indebtedness), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Issuers’ industry;

(g)                                 Interest Swap and Hedging Obligations that are incurred in the ordinary course of business, for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by this Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided, that the notional amount of any such Interest Swap and Hedging Obligation does not exceed the principal amount of Indebtedness or other obligations to which such Interest Swap and Hedging Obligation relates;

(h)                                 Indebtedness incurred solely to finance the premium of the Issuers’ and the Subsidiaries’ general liability insurance in an aggregate principal amount at any time outstanding pursuant to this clause (h) not to exceed $1.0 million;

(i)                                     Indebtedness in an aggregate principal amount at any time outstanding pursuant to this clause (i) not to exceed $1.5 million, which Indebtedness is secured solely by the contracts between the Issuers and the Subsidiaries and the owners of timeshare interests in the timeshare units of the Issuers and the Subsidiaries;

(j)                                     Indebtedness not otherwise permitted by clauses (a) through (i) above in an aggregate principal amount (or accreted value, as applicable) at any time outstanding pursuant to this clause (j), including all Permitted Refinancing Indebtedness incurred to repay, redeem, discharge, retire, defease, refund, refinance or replace any Indebtedness incurred pursuant to this clause (j), not to exceed $1.0 million; and

(k)                                  Existing Indebtedness.

“Permitted Investment” means:

(a)                                  any Investment in any of the Notes or the Guarantees;

(b)                                 any Investment in cash or Cash Equivalents;

(c)                                  intercompany notes to the extent permitted under clause (i) or (ii) of clause (e) of the definition of “Permitted Indebtedness;”

(d)                                 any Investment by the Issuers or any Guarantor in a Person in a Related Business if as a result of such Investment such Person becomes a Guarantor or such Person is merged with or into the Issuers or a Guarantor;

(e)                                  Investments in existence on the Issue Date;

(f)                                    any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.13 hereof.

(g)                                 credit extensions to gaming customers in the ordinary course of business, consistent with industry practice; and

(h)                                 loans or advances to employees of the Issuers and the Subsidiaries made in the ordinary course of business in an aggregate amount not to exceed $500,000 at any one time outstanding.

“Permitted Liens” means:

(a)                                  Liens existing on the Issue Date;

(b)                                 Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the Issuers’ books in accordance with GAAP;

(c)                                  statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (1) the underlying obligations are not overdue for a period of more than 30 days, or (2) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the Issuers’ books in accordance with GAAP;

(d)                                 Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)                                  easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business consistent with industry practices which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Issuers or any of the Subsidiaries) or interfere with the ordinary conduct of the business of the Issuers or any of the Subsidiaries;

(f)                                    pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation;

(g)                                 Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Issuers or a Subsidiary or any Lien securing Indebtedness incurred in connection with an Acquisition, provided, that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets;

(h)                                 Liens that secure FF&E Financing, Purchase Money Indebtedness or Capitalized Lease Obligations permitted to be incurred pursuant to clause (d) of the definition of “Permitted Indebtedness;” provided such Liens do not extend to or cover any property or assets other than those being acquired, leased or developed with the proceeds of such Indebtedness;

(i)                                     leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Issuers or any of the Subsidiaries or materially detracting from the value of the relative assets of the Issuers or any Subsidiary;

(j)                                     Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Issuers or any of the Subsidiaries in the ordinary course of business;

(k)                                  Liens securing Permitted Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Notes than the terms of the Liens securing such refinanced Indebtedness, provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced;

(l)                                     Liens securing Indebtedness incurred under the Credit Agreement pursuant to the Credit Facility Basket;

(m)                               Liens securing the Notes and the Guarantees; and

(n)                                 Liens in favor of the Issuers or any Guarantor, which are assigned to the Trustee to secure the payment of the Notes or a Guarantee, as applicable.

“Permitted Refinancing Indebtedness” means Indebtedness (including Disqualified Capital Stock):

(a)                                  issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or

(b)                                 constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a “Refinancing”),

any Indebtedness (including Disqualified Capital Stock) in a principal amount (or initial accreted value, if applicable) or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing) the lesser of (1) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness (including Disqualified Capital Stock) so Refinanced and (2) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing;

provided, that:

(A)                              such Permitted Refinancing Indebtedness shall only be used to refinance outstanding Indebtedness (including Disqualified Capital Stock) of such Person issuing such Permitted Refinancing Indebtedness,

(B)                                such Permitted Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness (including Disqualified Capital Stock) to be so refinanced at the time of such Refinancing and (y) in all respects, be no less contractually subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness (including Disqualified Capital Stock) to be refinanced,

(C)                                such Permitted Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness (including Disqualified Capital Stock) to be so refinanced or, if sooner, 91 days after the Stated Maturity of the Notes, and

(D)                               such Permitted Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders of the Notes than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.

“Permitted Tax Distributions” in respect of an Issuer means, with respect to any taxable year or portion thereof in which such Issuer is a Flow Through Entity, the sum of: (i) the product of (a) the excess of (1) all items of taxable income or gain (other than capital gain) of such Issuer for such year or portion thereof over (2) all items of taxable deduction or loss (other than capital loss) of such Issuer for such year or portion thereof and (b) the Applicable Income Tax Rate, plus (ii) the product of (a) the net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss), if any, of such Issuer for such year or portion thereof and (b) the Applicable Capital Gain Tax Rate, plus (iii) the product of (a) the net short-term capital gain (i.e., the excess of net short-term capital gain over net long-term capital loss), if any, of such Issuer for such year or portion thereof and (b) the Applicable Income Tax Rate, minus (iv) the aggregate Tax Loss Benefit Amount for such Issuer for such year or portion thereof; provided, that in no event shall the Applicable Income Tax Rate or the Applicable Capital Gain Tax Rate exceed the greater of (i) the highest aggregate applicable effective marginal rate of United States federal, state, and local income tax to which a corporation doing business in the State of Nevada would be subject to in the relevant year of determination (as certified to the Trustee by a nationally recognized tax accounting firm) plus 5% and (ii) 60%. For purposes of calculating the amount of the Permitted Tax Distributions the items of taxable income, gain, deduction or loss (including capital gain or loss) of any Flow Through Entity of which such Issuer is treated for United States federal income tax purposes as a member (but only for periods for which such Flow Through Entity is treated as a Flow Through Entity), which items of income, gain, deduction or loss are allocated to or otherwise treated as items of income, gain, deduction or loss of such Issuer for United States federal income tax purposes, shall be included in determining the taxable income, gain, deduction or loss (including capital gain or loss) of such Issuer.

Estimated tax distributions may be made within thirty days following March 15, May 15, August 15, and December 15 based upon an estimate of the excess of (x) the tax distributions that would be payable for the period beginning on January 1 of such year and ending on March 31, May 31, August 31, and December 31 if such period were a taxable year (computed as provided above) over (y) distributions attributable to all prior periods during such taxable year.

The amount of the Permitted Tax Distribution for a taxable year shall be re-computed promptly after (i) the filing by such Issuer and each subsidiary of such Issuer that is treated as a Flow Through Entity of their respective annual income tax returns and (ii) United States federal or state taxing authority finally determines that the amount of the items of taxable income, gain, deduction, or loss of such Issuer or any such subsidiary that is treated as a Flow Through Entity for such taxable year or the aggregate Tax Loss Benefit Amount carried forward to such taxable year should be adjusted (each of clauses (i) and (ii) a “Tax Calculation Event”). To the extent that the Permitted Tax Distributions previously distributed in respect of any taxable year are either greater than (a “Tax Distribution Overage”) or less than (a “Tax Distribution Shortfall”) the Permitted Tax Distributions with respect to such taxable year, as determined by reference to the computation of the amount of the items of income, gain, deduction, or loss of such Issuer and each such subsidiary in connection with a Tax Calculation Event, the amount of the estimated Permitted Tax Distributions that may be made on the estimated tax distribution date immediately following such Tax Calculation Event shall be reduced or increased as appropriate to the extent of the Tax Distribution Overage or the Tax Distribution Shortfall. To the extent that a Tax Distribution Overage remains after the estimated tax distribution date immediately following such Tax Calculation Event, the amount of the estimated Permitted Tax Distribution that may be made on the subsequent estimated tax distribution date shall be reduced to the extent of such Tax Distribution Overage.

Prior to making any Permitted Tax Distributions, such Issuer shall require each Equity Holder to agree that promptly after the second estimated tax distribution date following a Tax Calculation Event, such Equity Holder shall reimburse such Issuer to the extent of its pro rata share (based on the portion of Permitted Tax Distributions distributed to such Equity Holder for the taxable year) of any remaining Tax Distribution Overage.

“Person” or “person” means any individual, corporation, limited liability company, joint stock company, joint venture, partnership, limited liability partnership, association, unincorporated organization, trust, governmental regulatory entity, country, state, agency or political subdivision thereof, municipality, county, parish or other entity.

“Preferred Stock” means any Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

“Private Placement Legend” means the legend set forth in Section 2.6(g)(1)(A) hereof to be placed on all Notes issued under this Indenture except where specifically stated otherwise by the provisions of this Indenture.

“Pro forma” or “pro forma” shall have the meaning set forth in Regulation S-X under the Securities Act, unless otherwise specifically stated herein.

“Purchase Money Indebtedness” of any Person means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition (including, in the case of a Capitalized Lease Obligation, the lease), construction, installation or improvement of any after-acquired real or personal tangible property which, in the reasonable good faith judgment of the applicable Issuer’s Board of Directors, is directly related to a Related Business of the Issuers or any of the Subsidiaries and which is incurred concurrently with such acquisition, construction, installation or improvement and is secured only by the assets so financed.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Capital Stock” means, with respect to any Person, any Capital Stock of such Person that is not Disqualified Capital Stock.

“Qualified Equity Offering”  means an underwritten public offering for cash pursuant to a registration statement filed with the Commission in accordance with the Securities Act of (a) Qualified Capital Stock of the Issuers or (b) Qualified Capital Stock of a holding company that wholly owns each of the Issuers; provided that in the case of this clause (b), such holding company contributes to the capital of the Issuers the portion of the net cash proceeds of such offering necessary to pay the aggregate redemption price, together with accrued and unpaid Interest (and Liquidated Damages, if any) thereon to the Redemption Date, of the Notes to be redeemed pursuant to the provisions described in Section 3.7(b) hereof.

“Qualified Exchange” means:

(1)                                  any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock, or Indebtedness of the Issuer issued on or after the Issue Date with the Net Cash Proceeds received by the Issuer from the substantially concurrent sale of its Qualified Capital Stock (other than to a Subsidiary); or

(2)                                  any issuance of Qualified Capital Stock of the Issuer in exchange for any Capital Stock or Indebtedness of the Issuer issued on or after the Issue Date.

“Recourse Indebtedness” means Indebtedness (a) as to which the Issuers or one of the Subsidiaries (1) provides credit support of any kind (including any undertaking, guarantee agreement or instrument that would constitute Indebtedness), (2) is directly or indirectly liable (as a guarantor or otherwise), or (3) constitutes the lender, or (b) a default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) a holder of any other Indebtedness of the Issuers or any of the Subsidiaries (other than the Notes and Guarantees) to declare a default on such other

Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Reference Period” with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture.

“Reg S Permanent Global Note” means one or more permanent Global Notes bearing the Private Placement Legend, that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Reg S Temporary Global Note upon expiration of the Distribution Compliance Period.

“Reg S Temporary Global Note” means one or more temporary Global Notes bearing the Private Placement Legend and the Reg S Temporary Global Note Legend, issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Reg S Temporary Global Note Legend” means the legend set forth in Section 2.6(g)(3) hereof, which is required to be placed on all Reg S Temporary Global Notes issued under this Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, by and among the Issuers and the other parties named on the signature pages thereof, and any substantially identical registration rights agreement with respect to any Additional Notes as such agreement may be amended, modified or supplemented from time to time.

“Regulation S” means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Regulation S Global Note” means a Reg S Temporary Global Note or a Reg S Permanent Global Note, as the case may be.

“Related Business” means the business conducted (or proposed to be conducted) by the Issuer and the Subsidiaries as of the Issue Date and any and all businesses that in the reasonable good faith judgment of the applicable Issuer’s Board of Directors are materially related businesses.

“Representative” means the Trustee or any trustee, agent or representative for any Senior Debt.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means one or more Definitive Notes bearing the Private Placement Legend, issued under this Indenture.

“Restricted Global Note” means one or more Global Notes bearing the Private Placement Legend, issued under this Indenture; provided, that in no case shall an Exchange Note issued in accordance with this Indenture and the terms of the Registration Rights Agreement be a Restricted Global Note.

“Restricted Investment” means, in one or a series of related transactions, any Investment, other than a Permitted Investment.

“Restricted Payment” means, with respect to any Person:

(a)                                  the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person,

(b)                                 any payment (except to the extent with Qualified Capital Stock) on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person,

(c)                                  other than with the proceeds from the substantially concurrent sale of, or in exchange for, Permitted Refinancing Indebtedness any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of, any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or a Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and

(d)                                 any Restricted Investment by such Person;

provided, however, that the term “Restricted Payment” does not include (1) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer, or (2) any dividend, distribution or other payment to the Issuers, or to any of the Guarantors, by the Issuers or any of the Subsidiaries and any Investment in any Guarantor by the Issuers or any Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Senior Subordinated Note Guarantees” means the guarantees by the Guarantors of the Issuers’ obligations under the Senior Subordinated Notes in accordance with the Senior Subordinated Note Indenture.

“Senior Subordinated Note Indenture” means the indenture, dated as of the Issue Date, among the Issuers, the Guarantors and the Trustee, governing the Senior Subordinated Notes.

“Senior Subordinated Notes” means the 12.750% Senior Subordinated Discount Notes due 2013 issued by the Issuers.

“Shelf Registration” shall have the meaning set forth in the Registration Rights Agreement.

“Significant Subsidiary” shall have the meaning set forth in Regulation S-X under the Securities Act, as in effect on the Issue Date.

“Special Record Date” means, for payment of any Defaulted Interest, a date fixed by the Paying Agent pursuant to Section 2.12 hereof.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, and its successors.

“Stated Maturity,” when used with respect to any Note, means January 15, 2012.

“Subordinated Indebtedness” means the Senior Subordinated Notes and the Senior Subordinated Note Guarantees and any other Indebtedness of the Issuers or a Guarantor that is contractually subordinated to the Notes or such Guarantee, as applicable, in any respect.

“subsidiary,” with respect to any Person, means (1) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, and (2) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (3) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest.  Unless the context requires otherwise, “subsidiary,” with respect to any Person, means each direct and indirect subsidiary of such Person.

“Subsidiary” means any subsidiary of any of the Issuers that is not an Unrestricted Subsidiary.

“Tax Loss Benefit Amount” means with respect to any taxable year or portion thereof, the amount by which the Permitted Tax Distributions would be reduced were a net operating loss or net capital loss from a prior taxable year of an Issuer ending subsequent to the Issue Date carried forward to the applicable taxable year or portion thereof; provided, that for such purpose the amount of any such net operating loss or net capital loss shall be used only once and in each case the unused portion of such loss shall be carried forward to the next succeeding taxable year until so used. For purposes of calculating the Tax Loss Benefit Amount, the proportionate part of the items of taxable income, gain, deduction, or loss (including capital gain or loss) of any Subsidiary that is a Flow Through Entity for a taxable year or portion thereof of such Subsidiary ending subsequent to the Issue Date shall be included in determining the amount of net operating loss or net capital loss of such Issuer.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.8 hereof.

“Transfer Restricted Notes” means Global Notes and Definitive Notes that bear or are required to bear the Private Placement Legend, issued under this Indenture.

“Truck Parking” means the improved real property consisting of approximately 4.61 acres on which truck parking for Virgin River is located. The Truck Parking is owned in fee by Virgin River and is situated to the east of the Virgin River Casino.

“Trustee” means the party named as such above, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor serving hereunder.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.

“Unrestricted Global Note” means one or more permanent Global Notes representing a series of Notes that does not bear and is not required to bear the Private Placement Legend, issued under this Indenture.

 “UCC” means the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction.

“Unrestricted Subsidiary” means:

(1)                                  any subsidiary of the Issuers that, at or prior to the time of determination, shall have been designated by the applicable Issuer’s Board of Directors as an Unrestricted Subsidiary; provided, that such subsidiary at the time of such designation (a) has no Recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with the Issuers or any Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuers or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuers; (c) is a Person with respect to which neither the Issuer nor any of the Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and (d) does not directly, indirectly or beneficially own any Equity Interests of, or Subordinated Indebtedness of, or own or hold any Lien on any property of, the Issuer or any other Subsidiary, and

(2)                                  any subsidiary of an Unrestricted Subsidiary.

Any Issuer’s Board of Directors may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (1) no Default or Event of Default is existing or will occur as a consequence thereof and (2) immediately after giving effect to such designation, on a pro forma basis, the Issuer could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio.  Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“U.S. Government Obligations” means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

“U.S. Person” means a U.S. person as defined in Rule 902(o) under the Securities Act.

“Voting Equity Interests” means Equity Interests which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally

“Wholly Owned Subsidiary” means a Subsidiary all the Equity Interests of which (other than directors’ qualifying shares) are owned by the Issuers or one or more Wholly Owned Subsidiaries or a combination thereof.

“Working Capital” means, with respect to any Person as of any date of determination, the difference determined by subtracting (a) current liabilities (excluding the current portion of long-term debt) of such Person and its Subsidiaries as of such date from (b) current assets (other than cash and Cash Equivalents) of such Person and its Subsidiaries as of such date.

Section 1.2                                   Other Definitions

Term	Defined in Section
“360-Day Period”	4.13
“Acceleration Notice”	6.1
“Affiliate Transaction”	4.12
“Aggregate Payments”	4.22(c)
“Asset Sale”	4.13
“Asset Sale Amount”	4.13
“Asset Sale Notice”	4.13
“Asset Sale Offer”	4.13
“Asset Sale Offer Amount”	4.13
“Asset Sale Offer Price”	4.13
“Asset Sale Purchase Date”	4.13
“Authentication Order”	2.2
“Benefited Party”	11.1
“Change of Control”	4.14
“Change of Control Notice”	4.14
“Change of Control Offer”	4.14
“Change of Control Purchase Date”	4.14
“Change of Control Purchase Price”	4.14
“Covenant Defeasance”	8.3
“Defaulted Interest”	2.12
“DTC”	2.3
“Event of Default”	6.1
“Excess Proceeds”	4.13
“Fair Share”	4.22(a)
“Funding Issuer”	4.22(b)
“Guarantee Obligations”	11.1
“incur” or “incurrence”	4.7
“Incurrence Date”	4.7
“Investment Company Act”	4.16
“Issuers”	Preamble
“Legal Defeasance”	8.2
“Liquidated Damages Notice”	1.23
“Notes”	Preamble
“Paying Agent”	2.3
“Refinancing”	Definition of Permitted Refinancing Indebtedness
“Registrar”	2.3
“Regulatory Redemption”	3.9
“Redemption Date”	3.8
“Related Business Assets”	4.13(b)(2)
“Series A Notes”	Preamble
“Series B Notes”	Preamble
“Tax Calculation Event”	Definition of Permitted Refinancing Indebtedness
“Tax Distribution Shortfall”	Definition of Permitted Refinancing Indebtedness
“Tax Distribution Overage”	Definition of Permitted Refinancing Indebtedness
“Transaction Date”	Definition of Consolidated Coverage Ratio

Section 1.3                                   Incorporation by Reference of Trust Indenture Act

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission;

“obligor” on the Notes means the Issuers, each Guarantor and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.4                                   Rules of Construction

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and in the plural include the singular;

(5)           provisions apply to successive events and transactions;

(6)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(7)           references to sections of or rules under the Securities Act and the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time; and

(8)           references to the “Intercreditor Agreement” shall mean if the Intercreditor Agreement is then in effect.

ARTICLE II
THE NOTES

Section 2.1                                   Form and Dating

(a)           General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto; provided, that the form of the Exchange Notes shall include such variations as are permitted or required by the Registration Rights Agreement.

The Notes may have notations, legends or endorsements required by law, stock exchange rule, depository rule or usage.  Each Note shall be dated the date of its issuance and shall show the date of its authentication.  The Notes shall be in denominations of $1,000 and integral multiples thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)           Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

(c)           Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking Luxembourg” and “Customer Handbook” of Clearstream Banking Luxembourg in effect at the relevant time shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream Banking Luxembourg.

Section 2.2                                   Execution and Authentication

Two Officers shall sign the Notes for each Issuer by manual or facsimile signature.  In the case of Definitive Notes, such signatures may be imprinted or otherwise reproduced on such Notes.  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.  A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.  The Trustee shall, upon a written order of each Issuer signed by an Officer (an “Authentication Order”), authenticate Notes for issuance up to the aggregate principal amount stated in such Authentication Order; provided that Notes authenticated for issuance on the Issue Date shall not exceed $120,000,000 in aggregate principal amount.  The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.3                                   Registrar, Paying Agent and Depositary

The Issuers shall maintain an office or agency in the Borough of Manhattan, The City of New York, which shall initially be The Bank of New York Trust Company, N.A., c/o The Bank of New York, where (i) Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Issuers may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Issuers or any of the Subsidiaries may act as Paying Agent or Registrar.  The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.  The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Notes Custodian with respect to the Global Notes.

Section 2.4                                   Paying Agent to Hold Money in Trust

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or Interest (or Liquidated Damages, if any) on the Notes, and shall promptly notify the Trustee in writing of any default by the Issuers in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than one of the Issuers or one of the Subsidiaries) shall have no further liability for the money.  If one of the Issuers or one of the Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

Section 2.5                                   Holder Lists

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Issuers shall furnish, or shall cause the Registrar (if other than the Issuers or one of the Subsidiaries) to furnish, to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA § 312(a).

Section 2.6                                   Transfer and Exchange

(a)           Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes shall be exchanged by the Issuers for Definitive Notes if (i) the Issuers deliver to the Trustee notice from the Depositary that (x) the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes, or (y) the Depositary is no longer a clearing agency registered under the Exchange Act, and in either case, the Issuers fail to appoint a successor Depositary within 90 days of such notice from the Depositary, (ii) the Issuers, in the Issuers’ sole discretion, determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes; provided, that in no event shall the Reg S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificate identified by the Issuers and the Issuers’ counsel to be required pursuant to Rule 903 or Rule 904 under the Securities Act.  Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)           Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Reg S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(1), but the Issuers or the Trustee may request an Opinion of Counsel.

(2)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes (including for Definitive Notes).  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(1) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant, in each case, given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant, in each case, given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above; provided, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Reg S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates identified by the Issuers or the Issuers’ counsel to be required pursuant to Rule 903 and Rule 904 under the Securities Act.  Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in

Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

(3)           Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(2) hereof and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if the transferee will take delivery in the form of a beneficial interest in the 501 Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (3)(d) thereof; or

(C)           if the transferee will take delivery in the form of a beneficial interest in the Reg S Temporary Global Note or the Reg S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)           Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(2) hereof and:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of any of the Issuers;

(B)           such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

(C)           such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration

Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

(D)          the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(a)           Placeholder do not remove.

(c)           Transfer and Exchange of Beneficial Interests for Definitive Notes.  Transfer and exchange of beneficial interests in the Global Notes for Definitive Notes shall be made subject to compliance with this Section 2.6(c), and the requesting Holder shall provide any certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(c).  Upon receipt of such applicable documentation, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note or Unrestricted Global Note, as applicable, to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Issuers shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note or an Unrestricted Definitive Note, as applicable, in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Definitive Notes are so registered.

(1)           Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)          if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

(E)           if such beneficial interest is being transferred to the Issuers or any of the Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof.

Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)           Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of any of the Issuers;

(B)                                such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

(C)                                such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

(D)                               the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a Restricted Definitive Note.

(3)                                  Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then such holder shall satisfy the applicable conditions set forth in Section 2.6(b)(2) hereof. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) shall not bear the Private Placement Legend.

(4)                                  Transfer or Exchange of Reg S Temporary Global Notes. Notwithstanding the other provisions of this Section 2.6, a beneficial interest in the Reg S Temporary Global Note may not be (A) exchanged for a Definitive Note prior to (x) the expiration of the Distribution Compliance Period (unless such exchange is approved by the Issuers, does not require an investment decision on the part of the Holder thereof and does not violate the provisions of Regulation S) and (y) the receipt by the Registrar of any certificates identified by the Issuers or their counsel to be required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the events set forth in clause (A)

above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests. Transfer and exchange of Definitive Notes for beneficial interests in the Global Notes shall be made subject to compliance with this Section 2.6(d), and the requesting Holder shall provide any certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(d). Upon receipt from such Holder of such applicable documentation and the surrender to the Registrar of the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar, duly executed by such Holder or by its attorney, duly authorized in writing, the Registrar shall register the transfer or exchange of the Definitive Notes. The Trustee shall cancel such Definitive Notes so surrendered and cause the aggregate principal amount of the applicable Restricted Global Note or Unrestricted Global Note, as applicable, to be increased accordingly pursuant to Section 2.6(h) hereof.

(1)                                  Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                              if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)                                if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                                if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; or

(D)                               if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in accordance with Regulation D under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(d) thereof;

the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global

Note, in the case of clause (C) above, the Regulation S Global Note and in the case of clause (D) above, the 501 Global Note.

(2)                                  Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)                              such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of any of the Issuers;

(B)                                such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

(C)                                such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

(D)                               the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                  Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such

Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) of this Section 2.6(d) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. The Trustee shall cancel any such Definitive Notes so surrendered, and the Issuers shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note or an Unrestricted Definitive Note, as applicable, in the appropriate principal amount. Any Definitive Note issued pursuant to this Section 2.6(e) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Definitive Notes are so registered. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

(1)                                  Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                              if the transfer will be made to a QIB pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                                if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(C)                                if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) and (B) above, then the transferor must deliver a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

(D)                               if such beneficial interest is being transferred to the Issuers or any of the Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, must be delivered by the transferor.

(2)                                  Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)                              such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of any of the Issuers;

(B)                                any such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

(C)                                any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

(D)                               the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                  Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                                    Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof and an Opinion of Counsel delivered to the Trustee as to the matters set forth in paragraphs (1) and (2) below of this Section 2.6(f) and such other matters customarily covered in connection with an exchange offer as the Trustee may reasonably request, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the sum of (A) the principal amount of the beneficial interests in the Restricted Global Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Exchange Offer pursuant to Section 2.6(b)(4) hereof and (B) the principal amount of Restricted Definitive Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Exchange Offer pursuant to Section 2.6(d)(2) hereof, in each case tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuers, and accepted for exchange in the Exchange Offer, and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the sum of (A) the principal amount of the Restricted Definitive Notes exchanged or transferred for Unrestricted Definitive Notes in connection with the Exchange Offer pursuant to Section 2.6(e)(2) hereof and (B) Restricted Global Notes exchanged or transferred for Unrestricted Definitive Notes in connection with the Exchange Offer pursuant to Section 2.6(c)(2) hereof, in each case tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuers, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cancel any Definitive Notes so surrendered and shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2 hereof, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

The Opinion of Counsel for the Issuers referenced above shall state that:

(1)                                  the issuance and sale of the Exchange Notes by the Issuers has been duly authorized and, when executed by the Issuers and authenticated by the Trustee in accordance with the provisions of this Indenture and delivered in exchange for Series A Notes in accordance with this Indenture and the Exchange Offer, the Exchange Notes shall be entitled to the benefits of this Indenture and shall be valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, subject to customary qualifications including exceptions for bankruptcy, fraudulent transfer and equitable principles; and

(2)                                  when the Exchange Notes are issued and executed by the Issuers and authenticated by the Trustee in accordance with the provisions of this Indenture and delivered in exchange for Series A Notes in accordance with this Indenture and the Exchange Offer, the Guarantees by the Guarantors endorsed thereon shall be entitled to the benefits of this Indenture and shall be the valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to customary qualifications including exceptions for bankruptcy, fraudulent transfer and equitable principles.

(g)                                 Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)                                     Private Placement Legend.

(A)                              Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (X) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (Y) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (Z) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS TWO YEARS (OR SUCH OTHER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) UNDER THE SECURITIES ACT AS PERMITTING RESALES OF RESTRICTED SECURITIES BY NON-AFFILIATES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARIES OF THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO

RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION.

(B)                                Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) to this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)                                  Global Note Legend. To the extent required by the Depositary, each Global Note shall bear legends in substantially the following forms:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO

SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(iii)                               Reg S Temporary Global Note Legend. To the extent required by the Depositary, each Reg S Temporary Global Note shall bear a legend in substantially the following form:

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE.

(h)                                 Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such

Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)                                     General Provisions Relating to Transfers and Exchanges.

(i)                                     To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order.

(ii)                                  No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, 3.6, 4.13 or 4.14 hereof).

(iii)                               The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)                              All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)                                 The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between an Interest Record Date and the next succeeding Interest Payment Date.

(vi)                              Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and premium, if any, and Interest (and Liquidated Damages, if any) on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(vii)                           The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

Each Holder of a Note agrees to indemnify the Issuers and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(viii)                        All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Registrar pursuant to this Section 2.6, the Registrar’s duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits A, B, C, D and E attached hereto. The Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

Section 2.7                                   Replacement Notes

If any mutilated Note is surrendered to the Trustee or the Issuers or if the Trustee or the Issuers receive evidence (which evidence may be from the Trustee) to their satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. An affidavit of lost certificate and/or an indemnity bond or other indemnity must be supplied by the requesting Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for its expenses in replacing a Note, including reasonable fees and expenses of their counsel and of the Trustee and its counsel. Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.8                                   Outstanding Notes

The Notes outstanding at any time are all the Notes authenticated by the Trustee (including any Note represented by a Global Note) except for those cancelled by it or at the Issuers’ direction, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because any of the Issuers or an Affiliate of any of the Issuers holds the Note. If a Note is replaced pursuant to Section 2.7 hereof, such Note, together with the Guarantee of that particular Note endorsed thereon, ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and Interest (and Liquidated Damages, if any) on it ceases to accrue. If the Paying Agent (other than the Issuers, a subsidiary or an Affiliate of any thereof) holds, on a redemption date or the maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding, and such Notes shall cease to accrue Interest.

Section 2.9                                   Treasury Notes

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by any of the Issuers, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with any of the Issuers, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.10                            Temporary Notes

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Until such exchange, holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11                            Cancellation

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuers, a subsidiary or an

Affiliate of any thereof), and no one else, shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act) or shall return all cancelled Notes to the Issuers upon its request. Subject to Section 2.7 hereof, the Issuers may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.

Section 2.12                            Defaulted Interest

Any Interest (or Liquidated Damages, if any) on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any Interest payable on the defaulted Interest (and Liquidated Damages, if any) at the rate and in the manner provided in Section 4.1 hereof and in the Note (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Interest Record Date, and such Defaulted Interest may be paid by the Issuers, at their election in each case, as provided in clause (1) or (2) below:

(1)                                  The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Paying Agent an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Paying Agent shall fix a “Special Record Date” for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Paying Agent of the notice of the proposed payment. The Paying Agent shall promptly notify the Issuers and the Trustee of such Special Record Date and, in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note register maintained by the Registrar not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)                                  The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to Interest (and Liquidated Damages, if any) accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13                            CUSIP Numbers

The Issuers in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.14                            Issuance of Additional Notes

The Issuers may, subject to Section 4.7 hereof and applicable law, issue Additional Notes in an unlimited amount under this Indenture. The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

Any such Additional Notes shall be issued on the same terms as the Initial Notes or Exchange Notes (except for the issue date, issue price, pre-issuance accrued Interest, Accreted Value at issuance and first Interest Payment Date), shall constitute part of the same series of securities as the Initial Notes, shall vote together with the Initial Notes as one series on all matters with respect to the Notes and would not be issued with “original issue discount” for United States federal income tax purposes.

ARTICLE III
REDEMPTION

Section 3.1                                   Notices to Trustee

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a Redemption Date, an Officers’ Certificate stating the Section of this Indenture pursuant to which such redemption is being made and setting forth (i) the Redemption Date, (ii) the principal amount of Notes to be redeemed and (iii) the redemption price.

Section 3.2                                   Selection of Notes to Be Redeemed

If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes or portions thereof to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate, provided that Notes in denominations of $1,000 or less may not be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected for redemption shall be in principal amounts of $1,000 or integral multiples of $1,000, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding principal amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.3                                   Notice of Redemption

At least 30 days but not more than 60 days before a Redemption Date, the Trustee shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed (including CUSIP number) and shall state:

(a)                                  the Redemption Date;

(b)                                 the redemption price;

(c)                                  if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, on or after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d)                                 the name and address of the Paying Agent;

(e)                                  that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)                                    that, unless the Issuers default in making such redemption payment, Interest (and Liquidated Damages, if any) on Notes or portions thereof called for redemption ceases to accrue on and after the Redemption Date;

(g)                                 the paragraph of the Notes and/or section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)                                 that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ names and at the Issuers’ expense; provided, however, that the Issuers shall have delivered to the Trustee, at least 45 days prior to the Redemption Date (unless a shorter period shall be acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.4                                   Effect of Notice of Redemption

Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price. A notice of redemption may not be conditional.

Section 3.5                                   Deposit of Redemption Price

On the Business Day immediately prior to the Redemption Date, the Issuers shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued and unpaid Interest (and Liquidated Damages, if any) on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid Interest (and Liquidated Damages, if any) on, all Notes to be redeemed.

If the Issuers comply with the provisions of the preceding paragraph, on and after the Redemption Date, Interest (and Liquidated Damages, if any) shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an Interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid Interest (and Liquidated Damages, if any) shall be paid to the Person in whose name such Note was registered at the close of business on such Interest Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, Interest shall be paid on the unpaid principal and premium, if any, from the Redemption Date until such principal and premium, if any is paid, and to the extent lawful on any Interest (and Liquidated Damages, if any) not paid on such unpaid principal and premium, if any, in each case at the rate provided in the Notes and in Section 4.1 hereof.

If the Redemption Date hereunder is on or after an Interest Record Date on which the Holders of record have a right to receive the corresponding Interest due and Liquidated Damages, if any, and on or before the associated Interest Payment Date, any accrued and unpaid Interest (and Liquidated Damages, if any) due on such Interest Payment Date shall be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

Section 3.6                                   Notes Redeemed in Part

Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.7                                   Optional Redemption

(a)                                  The Issuers shall not have the right to redeem any Notes prior to January 15, 2009 (other than with the Net Cash Proceeds of a Qualified Equity Offering, as described in Section 3.7(b) hereof).

At any time on or after January 15, 2009, the Issuers may redeem the Notes for cash at the Issuers’ option, in whole or in part, at any time and from time to time, upon not less than 30 days nor more than 60 days notice to each Holder of Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing January 15 of the years indicated below, in each case together with accrued and unpaid Interest (and Liquidated Damages, if any) to the date of redemption of the Notes (the “Redemption Date”):

Year	Percentage

2009	104.500%
2010	102.250%
2011 and thereafter	100.000%

(b)                                 At any time on or prior to January 15, 2008, upon a Qualified Equity Offering, up to 35% of the aggregate principal amount of the Notes originally issued pursuant to this Indenture may be redeemed at the Issuers’ option within 90 days of such Qualified Equity Offering, with cash received by the Issuers from the Net Cash Proceeds of such Qualified Equity Offering, at a redemption price equal to 109.000% of the principal amount thereof, together with accrued and unpaid Interest (and Liquidated Damages, if any) to the Redemption Date; provided, however, that immediately following such redemption not less than 65% of the aggregate principal amount of the Notes originally issued pursuant to this Indenture on the Issue Date remain outstanding.

(c)                                  Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

Section 3.8                                   No Mandatory Redemption

The Issuers shall not be required to make mandatory redemption payments with respect to the Notes (except for any offer to repurchase Notes that the Issuers are required to make in accordance with the provisions of Sections 4.13 and 4.14 hereof). The Notes shall not have the benefit of any sinking fund.

Section 3.9                                   Regulatory Redemption

If any Gaming Authority requires that a Holder or beneficial owner of Notes must be licensed, qualified or found suitable under any applicable Gaming Law and such Holder or beneficial owner fails to apply for a license, qualification or a finding of suitability within 30 days after being requested to do so by the Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such Holder or such beneficial owner is not so licensed, qualified or found suitable, the Issuers shall have the right, at the Issuers’ option, (1) to require such Holder or beneficial owner to dispose of such Holder’s or beneficial owner’s Notes within 30 days of receipt of notice of such finding by the applicable Gaming Authority or such earlier date as may be ordered by such Gaming Authority or (2) to call for the redemption (a “Regulatory Redemption”) of the Notes of such Holder or beneficial owner at the principal amount thereof or, if required by such Gaming Authority, the lesser of (a) the price at which such Holder or beneficial owner acquired the Notes, and (b) the fair market value of such Notes on the date of redemption, together with, in either case, accrued and unpaid Interest (and, if permitted by such Gaming Authority, Liquidated Damages) to the earlier of the date of redemption or such earlier date as may be required by such Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority. The Issuers shall notify the Trustee in writing of any such redemption as soon as practicable and the redemption price of each Note to be redeemed.

The Holder or beneficial owner applying for a license, qualification or a finding of suitability must pay all costs of the licensure and investigation for such qualification or finding of suitability. Under this Indenture, the Issuers are not required to pay or reimburse any Holder of the Notes or beneficial owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure and investigation for such qualification or finding of suitability. Such expense will, therefore, be the obligation of such Holder or beneficial owner.

ARTICLE IV
COVENANTS

Section 4.1                                   Payment of Notes

The Issuers shall duly and promptly pay or cause to be paid the principal of, premium, if any, and Interest on the Notes on the dates and in the manner provided in the Notes. The Issuers shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. Principal, premium, if any, and Interest (and Liquidated Damages, if any) shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a subsidiary thereof, holds as of 12:00 noon Eastern time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and Interest (and Liquidated Damages, if any) then due.

The Issuers (a) shall pay Interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the then applicable interest rate on the Notes to the extent lawful, and (b) shall pay Interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of Interest (and Liquidated Damages, if any), without regard to any applicable grace period, at the same rate to the extent lawful.

Section 4.2                                   Maintenance of Office or Agency

The Issuers shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the designated corporate trust office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such additional designations; provided, that no such designation or rescission shall in any manner relieve the Issuers of the Issuers’ obligation to maintain an office or agency in the Borough of Manhattan, The City of New York. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.3 hereof.

Section 4.3                                   Commission Reports and Reports to Holders

(a)                                  Whether or not the Issuers are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Issuers shall deliver to the Trustee and to each Holder and to prospective purchasers of Notes identified to the Issuers by the Initial Purchaser, within 5 days after the Issuers are or would have been (if it were subject to such reporting obligations) required to file such with the Commission, (i) annual and quarterly financial statements substantially equivalent to financial statements that would have been required to be contained in a filing with the Commission on Forms 10-K and 10-Q if the Issuers were required to file such Forms, including in each case, Management’s Discussion and Analysis of Financial Condition and Results of Operations which would be so required, and including, with respect to annual information only, a report thereon by the Issuers’ certified independent public accountants as would be so required, and (ii) all information that would be required to be contained in a filing with the Commission on Form 8-K if the Issuers were required to file such report.

(b)                                 From and after the time the Issuers file a registration statement with the Commission with respect to the Notes, the Issuers will file with the Commission the annual, quarterly and other reports which the Issuers are required to file with the Commission at such time as are required to be filed.

(c)                                  The Issuers’ reporting obligations with respect to clauses (i) and (ii) of Section 4.3(a) shall be satisfied in the event the Issuers file such reports with the Commission on EDGAR and deliver a copy of such reports to the Trustee, unless the Commission will not accept such filings.

Section 4.4                                   Compliance Certificate

(a)                                  The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuers and the Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers and the Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Issuers and the Subsidiaries are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or premium, if any, or Interest (or Liquidated Damages, if any) on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto. The Issuers shall provide the Trustee with timely written notice of any change in any of the Issuer’s fiscal year ends, each of which is currently December 31.

(b)                                 The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days of any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.5                                   Taxes

The Issuers shall pay, and shall cause each of the Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the ability of the Issuers and the Guarantors to satisfy their obligations under the Notes, the Guarantees, this Indenture, the Registration Rights Agreement, the Intercreditor Agreement and the Collateral Agreements.

Section 4.6                                   Stay, Extension and Usury Laws

The Issuers covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture. The Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.7                                   Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock

(a)                                  Except as set forth in this Section 4.7, the Issuers shall not and the Guarantors shall not, and neither the Issuers nor the Guarantors shall permit any of the Subsidiaries to, directly or indirectly, create, issue, assume, guarantee, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to “incur” or, as appropriate, an “incurrence”), any Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness), other than Permitted Indebtedness.

Notwithstanding the foregoing, if:

(1)                                  no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of such Indebtedness and

(2)                                  on the date of such incurrence (the “Incurrence Date”), the Issuers’ Consolidated Coverage Ratio for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.0 to 1.0 (the “Debt Incurrence Ratio”), then the Issuers and the Subsidiaries may incur such Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness).

(b)                                 The limitations of Section 4.7(a) hereof shall not prohibit the incurrence by the Issuers or any Guarantor of Indebtedness pursuant to the Credit Agreement in an aggregate principal amount incurred and outstanding at any time (plus any Permitted Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $15,000,000 (plus related interest, fees, indemnities, costs and expenses), minus the amount of any such Indebtedness (1) retired with the Net Cash Proceeds from any Asset Sale or Event of Loss applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to Section 4.13 hereof or (2) assumed by a transferee in an Asset Sale (such amount of Indebtedness pursuant to the Credit Agreement permitted to be incurred and outstanding pursuant to this Section 4.7(b), the “Credit Facility Basket”).

(c)                                  Indebtedness of any Person which is outstanding at the time such Person becomes a Subsidiary (including upon designation of any Unrestricted Subsidiary as a Subsidiary) or is merged with or into or consolidated with any of the Issuers or Subsidiaries shall be deemed to have been incurred at the time such Person becomes or is designated as a Subsidiary or is merged with or into or consolidated with any of the Issuers or Subsidiaries, as applicable.

(d)                                 Notwithstanding any other provision of this Section 4.7, but only to avoid duplication, a guarantee by the Issuers or a Guarantor of the Indebtedness of any of the Issuers or Guarantors incurred in accordance with the terms of this Indenture issued at the time such Indebtedness was incurred or if later at the time the guarantor thereof became a Guarantor shall not constitute a separate incurrence, or amount outstanding, of Indebtedness.

(e)                                  Upon each incurrence of Indebtedness, (i) the Issuers may designate pursuant to which provision of this Section 4.7 such Indebtedness is being incurred, (ii) the Issuers may subdivide an amount of Indebtedness and designate more than one provision pursuant to which such amount of Indebtedness is being incurred and (iii) such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this Section 4.7, except that all Indebtedness initially outstanding under the Notes, the Guarantees and this Indenture shall be deemed to have been incurred pursuant to clause (a) of the definition of Permitted Indebtedness.

Section 4.8                                   Limitation on Liens Securing Indebtedness

The Issuers shall not and the Guarantors shall not, and neither the Issuers nor the Guarantors shall permit any of the Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of the Issuers’ or the

Guarantors’ or the Subsidiaries’ respective assets now owned or acquired on or after the Issue Date or upon any income or profits therefrom securing any of the Issuers’ Indebtedness or any Indebtedness of any Guarantor.

Section 4.9                                   Limitation on Restricted Payments

(a)                                  The Issuers shall not and the Guarantors shall not, and neither the Issuers nor the Guarantors shall permit any of the Subsidiaries to, directly or indirectly, make any Restricted Payment unless, after giving effect on a pro forma basis to such Restricted Payment:

(1)                                  no Default or Event of Default shall have occurred and be continuing,

(2)                                  the Issuers are permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio, provided, that in calculating the Debt Incurrence Ratio for purposes of this clause (2), Consolidated Fixed Charges shall be calculated as set forth in the final paragraph of the definition of “Consolidated Fixed Charges,” and

(3)                                  the aggregate amount of all Restricted Payments made by the Issuers and the Subsidiaries, including after giving effect to such proposed Restricted Payment, on and after the Issue Date, would not exceed, without duplication, the sum of:

(A)                              50% of the Issuers’ aggregate Consolidated Net Income for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date occurs, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation for which the Issuers’ consolidated financial statements are required to be delivered to the Trustee or, if sooner, filed with the Commission (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus

(B)                                the aggregate Net Cash Proceeds received by the Issuers from the sale of the Issuers’ Qualified Capital Stock after the Issue Date (other than (i) to one of the Subsidiaries, (ii) to the extent applied in connection with a Qualified Exchange or, to avoid duplication, otherwise given credit for in any provision of this or the following paragraph, (iii) used as consideration to make a Permitted Investment or (iv) issued upon the conversion or exchange of any Indebtedness of the Issuers or the Subsidiaries convertible or exchangeable for the Issuers’ Qualified Capital Stock as described in paragraph (C) below), plus

(C)                                the amount by which Indebtedness of the Issuers or the Subsidiaries is reduced on the Issuers’ balance sheet upon the conversion or exchange (other than by one of the Subsidiaries) subsequent to the Issue Date of any Indebtedness of the Issuers or the Subsidiaries convertible or exchangeable for the Issuers’ Qualified Capital Stock (less the amount of any cash, or the fair market value of any other property, distributed by the Issuers or any of the Subsidiaries upon such conversion or exchange), plus

(D)                               except in each case, in order to avoid duplication, to the extent any such payment or proceeds have been included in the calculation of Consolidated Net Income, an amount equal to the net reduction in Investments (other than returns of or from Permitted Investments) in any Person (including an Unrestricted Subsidiary) resulting from:

(i)                                     cash distributions on or cash repayments of any Investments, including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or other transfers of assets, in each case to the Issuers or any Subsidiary,

(ii)                                  the Net Cash Proceeds from the sale of any such Investment, or

(iii)                               if such Person is an Unrestricted Subsidiary, the redesignation of such Person as a Subsidiary,

valued in each case as provided in the definition of “Investments,” and not to exceed, in each case, the amount of Investments previously made (and that were treated as Restricted Payments) by the Issuers or any Subsidiary in such Person, including, if applicable, such Unrestricted Subsidiary, less the cost of disposition.

(b)                                 Section 4.9(a) hereof, however, shall not prohibit:

(1)                                  so long as clause (1) of Section 4.9(a) hereof is satisfied, repurchases, redemptions or other retirements or acquisitions of Capital Stock from the Issuers’ employees or directors (or their heirs or estates) or employees or directors (or their heirs or estates) of the Subsidiaries upon the death, disability or termination of employment, in an aggregate amount pursuant to this clause (1) to all employees or directors (or their heirs or estates) not to exceed (A) $250,000 per fiscal year on and after the Issue Date or (B) $1,000,000 in the aggregate,

(2)                                  any dividend, distribution or other payments by any of the Subsidiaries on its Equity Interests that is paid pro rata to all holders of such Equity Interests,

(3)                                  a Qualified Exchange,

(4)                                  the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions,

(5)                                  the redemption and repurchase of any Equity Interests or Indebtedness of the Issuers or any of the Subsidiaries to the extent required by any Gaming Authority,

(6)                                  so long as clause (1) of Section 4.9(a) is satisfied, payment of management fees not to exceed, for any fiscal year, 5.0% of the Consolidated EBITDA of the Issuers for the immediately preceding fiscal year,

(7)                                  with respect to each tax year or portion thereof that an Issuer qualifies as a Flow Through Entity and so long as clause (1) above is satisfied, the payment of Permitted Tax Distributions (whether paid in such tax year or portion thereof, or any subsequent tax year) in respect of such Issuer; provided, that (A) prior to the first payment of Permitted Tax Distributions during any particular calendar year such Issuer provides an Officers’ Certificate and an Opinion of Counsel reasonably acceptable to the Trustee to the effect that such Issuer and each other Flow Through Entity in respect of which such distributions are being made qualify as Flow Through Entities for United States federal income tax purposes and for the states in respect of which such distributions are being made for such tax year or portion thereof, (B) at the time of such distribution, the most recent audited financial statements of such Issuer for periods including such tax year or portion thereof provided to the Trustee pursuant to Section 4.3 hereof provide that such Issuer and each subsidiary of such Issuer in respect of which such distributions are being made was treated as a Flow Through Entity for the period of such financial statements, (C) in the case of the portion, if any, of any Permitted Tax Distribution that is proposed to be distributed for a particular taxable period or portion thereof, which portion of such Permitted Tax Distribution is attributable to a Flow Through Entity that is not a Subsidiary, such portion of such proposed Permitted Tax Distribution shall be limited to the Excess Cash Distribution Amount for Taxes, and (D) the amount of such Permitted Tax Distribution shall not exceed the Available Permitted Tax Distribution, and

(8)                                  so long as clause (1) of Section 4.9(a) hereof is satisfied, Restricted Payments not otherwise permitted by this covenant in an aggregate amount pursuant to this clause (8) not to exceed $2,500,000.

 (c)                               The full amount of any Restricted Payment made pursuant to the foregoing clauses (1), (2), (4) and (8) (but not pursuant to clause (3), (5), (6) or (7)) of the immediately preceding sentence, however, shall be counted as Restricted Payments made for purposes of the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of Section 4.9(a).

(d)                                 For purposes of this Section 4.9, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the reasonable good faith judgment of the applicable Issuer’s Board of Directors, unless stated otherwise, at the time made or returned, as applicable.

Section 4.10                            Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries

The Issuers shall not and the Guarantors shall not, and neither the Issuers nor the Guarantors shall permit any of the Subsidiaries to, directly or indirectly, incur or suffer to exist any consensual restriction on the ability of any of the Subsidiaries (i) to pay dividends or make other distributions to or on behalf of, (ii) to pay any obligation to or on behalf of, (iii) to otherwise transfer assets or property to or on behalf of, or (iv) to make or pay loans or advances to or on behalf of, the Issuers or any of the Subsidiaries, except:

(1)                                  restrictions imposed by the Notes, the Guarantees or this Indenture or by the Issuers’ other Indebtedness (which may also be guaranteed by the Guarantors) ranking pari passu with the Notes or the Guarantees, as applicable; provided, that such restrictions are no more restrictive in any material respect than those imposed by this Indenture and the Notes,

(2)                                  restrictions imposed by applicable law,

(3)                                  existing restrictions under Existing Indebtedness,

(4)                                  restrictions under (i) any Acquired Indebtedness not incurred in violation of this Indenture or (ii) any agreement relating to any business, property or asset (including any Equity Interest) acquired by the Issuers or any of the Subsidiaries, which restrictions in the case of both (i) and (ii) existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired,

(5)                                  restrictions imposed by Indebtedness incurred under the Credit Agreement in accordance with this Indenture; provided, that such restrictions are no more restrictive in any material respect than those imposed by the Credit Agreement as of the Issue Date,

(6)                                  restrictions with respect solely to any of the Subsidiaries imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all of the Equity Interests or assets of such Subsidiary; provided, that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold,

(7)                                  restrictions on transfer contained in FF&E Financing, Purchase Money Indebtedness or Capitalized Lease Obligations permitted to be incurred pursuant to Section 4.7 hereof; provided, that such restrictions relate only to the transfer of the property acquired with the proceeds of such Indebtedness, and

(8)                                  in connection with and pursuant to Permitted Refinancing Indebtedness, the replacement of restrictions imposed pursuant to clauses (1), (3), (4) or (7) of this Section 4.10 or this clause (8) that are not more restrictive in any material respect as determined by the Board of Directors of the applicable Issuer in its reasonable good faith judgment than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced.

Notwithstanding the foregoing, (a) there may exist customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice and (b) any asset subject to a Lien which is not prohibited to exist with respect to such asset pursuant to the terms of this Indenture may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.

Section 4.11                            Limitation on Impairment of Security Interests

Except as permitted herein, the Intercreditor Agreement and the Collateral Agreements, the Issuers shall not and the Guarantors shall not, and neither the Issuers nor the Guarantors shall permit the Subsidiaries to, take or omit to take any action that would have the result of materially adversely affecting or impairing the Lien on the Collateral in favor of the Trustee for the benefit of the Holders of the Notes.

Section 4.12                            Limitation on Transactions with Affiliates

The Issuers and the Guarantors shall not, and neither the Issuers nor the Guarantors shall permit any of the Subsidiaries to, on or after the Issue Date, directly or indirectly, sell, lease, transfer or otherwise dispose of any of the Issuers’ or their properties or assets to, or purchase any property or assets from, or enter into or suffer to exist any contract, agreement, understanding, loan, advance, guarantee, arrangement or transaction with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions):

(1)                                  unless it is determined that the terms of such Affiliate Transaction(s) are fair and reasonable to the Issuers, and no less favorable to the Issuers than could have been obtained in an arm’s length transaction with a non-Affiliate,

(2)                                  if involving consideration to either party of $1,000,000 or more, unless such Affiliate Transaction(s) has been approved by a majority of the members of the Board of Directors of the applicable Issuer that are disinterested in such transaction, if there are any directors who are so disinterested, and

(3)                                  if involving consideration to either party of $2,500,000 or more (or $1,000,000 or more if no members of the Board of Directors of the applicable Issuer are disinterested in such transaction) unless, in addition to complying with clauses (1) and (2) above, the Issuers, prior to the consummation thereof, obtain a written favorable opinion as to the fairness of such transaction(s) to the Issuers from a financial point of view from an independent investment banking firm of national reputation in the United States or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation in the United States.

Section 4.13                            Limitation on Sale Of Assets And Subsidiary Stock

(a)                                  The Issuers shall not and the Guarantors shall not, and neither the Issuers nor the Guarantors shall permit any of the Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of the Issuers’ or their property, business or assets, including by merger or consolidation (in the case of a Guarantor or one of the Subsidiaries), and including any sale or other transfer or issuance of any Equity Interests of any of the Subsidiaries, whether by the Issuers or any of the Subsidiaries or through the issuance, sale or transfer of Equity Interests by any of the Subsidiaries and including any sale-leaseback transaction (any of the foregoing, an “Asset Sale”) unless:

(1)                                  at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents, and

(2)                                  the Board of Directors of the applicable Issuer determines in reasonable good faith that such Issuer or such Subsidiary will receive, as applicable, fair market value for such Asset Sale.

For purposes of clause (1) of this Section 4.13(a), the following shall be deemed to constitute cash or Cash Equivalents: (a) the amount of any Indebtedness or other liabilities (other than Indebtedness or liabilities that are by their terms subordinated to the Notes and the Guarantees) of the Issuers or such Subsidiary that are assumed by the transferee of any such assets so long as the documents governing such liabilities provide that there is no further recourse to the Issuers or any of the Subsidiaries with respect to such liabilities and (b) fair market value of any marketable securities, currencies, notes or other obligations received by the Issuers or any such Subsidiary in exchange for any such assets that are converted into cash or Cash Equivalents within 30 days after the consummation of such Asset Sale, provided, that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received.

(b)                                 Within 360 days following such Asset Sale, the Net Cash Proceeds therefrom (the “Asset Sale Amount”), if used, shall be:

(1)                                  (i) used to retire Purchase Money Indebtedness secured by the asset which was the subject of the Asset Sale, or (ii) used to retire and permanently reduce Indebtedness incurred under the Credit Agreement; provided, that in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently reduced by such amount; or

(2)                                  invested in assets and property (other than notes, bonds, obligations and securities, except in connection with the acquisition of a Person in a Related Business which immediately following such acquisition becomes a Guarantor) which in the reasonable good faith judgment of the applicable Issuer’s Board of Directors will immediately constitute or be a part of a Related Business of the Issuers or such Guarantor (if it continues to be a Guarantor) immediately following such transaction (such assets or property, the “Related Business Assets”); or

(3)                                  any combination of (1) or (2).

(c)                                  All Net Cash Proceeds from an Event of Loss shall be used as follows: (x) first, the Issuers shall use such Net Cash Proceeds to the extent necessary to rebuild, repair, replace or restore the assets subject to such Event of Loss with comparable assets; and (y) then, to the extent any Net Cash Proceeds from an Event of Loss are not used as described in the preceding clause (x) all such remaining Net Cash Proceeds shall be reinvested or used as provided in clause (1), (2) or (3) of Section 4.13(b) hereof.

(d)                                 The accumulated Net Cash Proceeds from Asset Sales not applied as set forth in clause (1), (2) or (3) of Section 4.13(b) hereof and the accumulated Net Cash Proceeds from any Event of Loss not applied as set forth in clause (x) or (y) of Section 4.13(c) hereof shall constitute “Excess Proceeds.” Pending the final application of any Net Cash Proceeds, the Issuers may temporarily reduce revolving credit borrowings or otherwise invest or use for general corporate purposes the Net Cash Proceeds in any manner that is not prohibited by this Indenture; provided, however, that the Issuers may not use the Net Cash Proceeds (x) to make Restricted Payments other than Restricted Payments that are solely Restricted Investments or (y) to make Permitted Investments pursuant to clause (a) of the definition thereof.

(e)                                  When the Excess Proceeds equal or exceed $5,000,000, the Issuers shall offer to repurchase the Notes, together with any other Indebtedness ranking on a parity with the Notes and with similar provisions requiring the Issuers to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any) (the “Asset Sale

Offer”) at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) on the Asset Sale Purchase Date (as defined below) (the “Asset Sale Offer Price”) together with accrued and unpaid interest (and Liquidated Damages, if any) to the Asset Sale Purchase Date. In order to effect the Asset Sale Offer, the Issuers shall promptly after expiration of the 360-day period following the Asset Sale that produced such Excess Proceeds mail to each Holder of Notes notice of the Asset Sale Offer (the “Asset Sale Notice”), offering to purchase the Notes on a date (the “Asset Sale Purchase Date”) that is no earlier than 30 days and no later than 60 days after the date that the Asset Sale Notice is mailed.

On the Asset Sale Purchase Date, the Issuers shall apply an amount equal to the Excess Proceeds (the “Asset Sale Offer Amount”) plus an amount equal to accrued and unpaid interest (and Liquidated Damages, if any) to the purchase of all Indebtedness properly tendered in accordance with the provisions of this Section 4.13 (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price together with accrued and unpaid interest (and Liquidated Damages, if any) to the Asset Sale Purchase Date. To the extent that the aggregate amount of Notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Issuers may use any remaining Net Cash Proceeds as otherwise permitted by this Indenture. Following the consummation of each Asset Sale Offer in accordance with the provisions of this Section 4.13, the Excess Proceeds amount shall be reset to zero.

(f)                                    Notwithstanding, and without complying with, the provisions of this Section 4.13:

(1)                                  the Issuers and the Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets with a fair market value (or that result in gross proceeds) of less than $1,000,000, until the aggregate fair market value and gross proceeds of the transactions excluded from the definition of Asset Sale pursuant to this clause (1) exceed $5,000,000;

(2)                                  the Issuers and the Subsidiaries may, in the ordinary course of business, (x) exchange gaming equipment or other FF&E for replacement items, (y) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business and (z) liquidate Cash Equivalents;

(3)                                  the Issuers and the Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Article V hereof;

(4)                                  the Issuers and the Subsidiaries may sell or dispose of damaged, worn out or other obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the Issuers’ business or the business of such Subsidiary, as applicable;

(5)                                  the Issuers and the Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to the Issuers or any of the Guarantors;

(6)                                  the Issuers and the Subsidiaries may settle, release or surrender tort or other litigation claims in the ordinary course of business or grant Liens not prohibited by this Indenture;

(7)                                  the Issuers and the Subsidiaries may exchange any property or assets for Related Business Assets (as defined in Section 4.13(b)(2) hereof); and

(8)                                  the Issuers and the Subsidiaries may make Permitted Investments pursuant to clause (d) of the definition thereof and Restricted Investments that are not prohibited by Section 4.9 hereof.

(g)                                 Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.13, the Issuers’ compliance or the compliance of any of the Subsidiaries with such laws and regulations shall not in and of itself cause a breach of the Issuers’ obligations under this Section 4.13.

(h)                                 If the Asset Sale Purchase Date is on or after an Interest Record Date and on or before the associated Interest Payment Date, any accrued and unpaid Interest (and Liquidated Damages, if any) due on such Interest Payment Date shall be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

(i)                                     The Trustee shall be entitled to receive in connection with an Asset Sale such documents, if any, required by the TIA.

Section 4.14                            Repurchase of Notes at the Option of the Holder Upon a Change of Control

(a)                                  In the event that a Change of Control has occurred, each Holder of Notes shall have the right, at such Holder’s option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Issuers (the “Change of Control Offer”), to require the Issuers to repurchase all or any part of such Holder’s Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) at a cash price equal to 101% of the principal amount thereof on the Change of Control Purchase Date (as defined below) (the “Change of Control Purchase Price”), together with accrued and unpaid Interest (and Liquidated Damages, if any) to the Change of Control Purchase Date.

The Change of Control Offer shall be made within 30 days following a Change of Control and shall remain open for at least 30 days following its commencement (the “Change of Control Offer Period”). On the Change of Control Purchase Date, to the

extent lawful, the Issuers promptly shall purchase all Notes properly tendered in response to the Change of Control Offer.

As used herein, a “Change of Control” means any of the following:

(1)                                  prior to consummation of an Initial Public Offering, the Existing Stockholders, in the aggregate, shall (A) cease to be entitled, by beneficial ownership of the Voting Equity Interests of the Issuers, contract or otherwise, to elect or designate for election a majority of the Board of Directors of each of the Issuers or (B) cease to beneficially own more than 50% of the aggregate voting power of the Voting Equity Interests of each of the Issuers, in each case, whether as a result of issuance of the securities of one or more Issuers, any merger, consolidation, liquidation or dissolution of one or more Issuers, any direct or indirect transfer of securities by the Existing Stockholders or otherwise;

(2)                                  after the consummation of an Initial Public Offering, (A) any “person” (including any group that is deemed to be a “person”) (other than the Existing Stockholders) is or becomes the beneficial owner, directly or indirectly, of more than 35% of the aggregate voting power of the Voting Equity Interests of any of the Issuers, and (B) one or more of the Existing Stockholders beneficially own, directly or indirectly, in the aggregate, a lesser percentage of the aggregate voting power of the Voting Equity Interests of such Issuer than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such Issuer;

(3)                                  any of the Issuers adopts a plan of liquidation;

(4)                                  the Continuing Directors cease for any reason to constitute a majority of the Board of Directors then in office of any of the Issuers; or

(5)                                  any merger or consolidation of any of the Issuers with or into another person or the merger of another person with or into any of the Issuers, or the sale of all or substantially all of the assets (determined on a consolidated basis) of the Issuers to another person (other than, in all such cases, one or more of the Existing Stockholders) other than, with respect to this clause (5), a transaction in which the holders of securities that represented 100% of the aggregate voting power of such Issuer’s Voting Equity Interests immediately prior to such transaction own directly or indirectly at least a majority of the aggregate voting power of the Voting Equity Interests of the surviving person in such merger or consolidation or the transferee of such assets immediately after such transaction or have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such transferee or surviving person.

As used in this Section 4.14, “Person” (including any group that is deemed to be a “Person”) has the meaning given by Section 13(d) of the Exchange Act, whether or not applicable.

(b)                                 On or before the Change of Control Purchase Date, the Issuers shall:

(1)                                  accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2)                                  deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price, together with accrued and unpaid Interest (and Liquidated Damages, if any) to the Change of Control Purchase Date of all Notes so tendered, and

(3)                                  deliver to the Trustee the Notes so accepted together with an Officers’ Certificate listing the Notes or portions thereof being purchased by the Issuers.

The Paying Agent promptly shall pay each Holder of Notes so accepted an amount equal to the Change of Control Purchase Price together with accrued and unpaid Interest (and Liquidated Damages, if any) to the Change of Control Purchase Date, and the Trustee promptly shall authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be delivered promptly by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control shall be applicable regardless of whether or not any other provisions of this Indenture are applicable.

(c)                                  The Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(d)                                 Any Change of Control Offer shall be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the compliance by any of the Issuers or the Guarantors with such laws and regulations shall not in and of itself cause a breach of the Issuers’ or the Guarantors’ obligations under this Section 4.14.

(e)                                  If the Change of Control Purchase Date is on or after an Interest Record Date and on or before the associated Interest Payment Date, any accrued and unpaid Interest (and Liquidated Damages, if any) due on such Interest Payment Date shall be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

Section 4.15                            Subsidiary Guarantors

All of the Issuers’ present and future Subsidiaries (other than Excluded Foreign Subsidiaries) shall (i) jointly and severally guarantee all principal of and all premium, if any, and Interest (and Liquidated Damages, if any) on the Notes on a senior secured basis by executing a Guarantee and a supplemental indenture in accordance with Article XI of this Indenture, (ii) grant a security interest in and/or pledge the Collateral owned by such Subsidiary to secure such Obligations on the terms set forth in the Collateral Agreements and in Sections 4.21 and Article X of this Indenture and (iii) deliver to the Trustee the documents and Opinion of Counsel required by Section 11.4 hereof.

Notwithstanding anything in this Indenture to the contrary, (i) if any of the Excluded Foreign Subsidiaries that is not a Guarantor guarantees any Indebtedness of any of the Issuers or any of the Guarantors, or (ii) any of the Issuers or any of the Guarantors, individually or collectively, pledges more than 65% of the Voting Equity Interests of a Foreign Subsidiary that is not a Guarantor to a lender to secure the Indebtedness of any of the Issuers or any of the Guarantors, then in the cases described in each of clauses (i) and (ii), such Foreign Subsidiary must become a Guarantor. As of the Issue Date, the Issuers have no Foreign Subsidiaries, and all Subsidiaries of the Issuers are Guarantors.

Section 4.16                            Limitation on Status as Investment Company

The Issuers, the Guarantors and the Subsidiaries are prohibited from being required to register as an “investment company” (as that term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”)), or from otherwise becoming subject to regulation under the Investment Company Act.

Section 4.17                            Maintenance of Properties and Insurance

The Issuers and the Guarantors shall cause all material properties used or useful to the conduct of their business and the business of each of the Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) in all material respects and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.17 shall prevent any of the Issuers, any Guarantor or any Subsidiary from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a) in the reasonable good faith judgment of the Board of Directors of the applicable Issuer, desirable in the conduct of the business of such entity and (b) not otherwise prohibited by this Indenture or the Collateral Agreements.

Section 4.18                            Corporate Existence

Subject to Article V hereof, each Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence and the corporate, partnership or other existence of each of the Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of such Issuer or such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of such Issuer and each of the Subsidiaries; provided, however, that such Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of the Subsidiaries, if such Issuer’s Board of Directors shall determine in reasonable good faith that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and the Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the ability of the Issuers and the Guarantors to satisfy their obligations under the Notes, the Guarantees and this Indenture.

Section 4.19                            Limitation on Lines of Business

The Issuers shall not and the Guarantors shall not, and neither the Issuers nor the Guarantors shall permit any of the Subsidiaries to, directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the applicable Issuer’s Board of Directors, is a Related Business.

Section 4.20                            Rule 144A Information

At any time the Issuers are not required to file the reports required by Section 4.3 hereof, the Issuers shall, and the Guarantors shall, furnish to the Holders or beneficial holders of Notes, upon their request, and to prospective purchasers thereof designated by such Holders or beneficial holders of Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.21                            Additional Collateral

The Issuers shall, and shall cause each of the Subsidiaries (other than Excluded Foreign Subsidiaries) to, grant to the Trustee a first priority security interest in all Collateral, whether owned on the Issue Date or thereafter acquired, and execute and deliver all documents and to take all action reasonably necessary to perfect and protect such a security interest in favor of the Trustee, in each case, subject to the terms of the Intercreditor Agreement and Permitted Liens.

Section 4.22                            Joint and Several Obligations of the Issuers; Reimbursement

(a)                                  The Notes are joint and several obligations of each of the Issuers. However, the Obligation of each Issuer under this Indenture and the Notes shall be limited, as described in this Section 4.22, if and only if and only to the extent necessary, taking account of the reimbursement obligation set forth in Section 4.22(b), so that the limitation would prevent the full amount of the Obligations under this Indenture and the

Notes from rendering such Issuer’s obligations under this Indenture and the Notes subject to avoidance as a fraudulent obligation under any law permitting avoidance of fraudulent transfers, conveyances, or obligations.

(b)                                 If any payment or distribution is made on any date by an Issuer (a “Funding Issuer”) under this Indenture or the Notes such that such Funding Issuer’s Aggregate Payments exceed its Fair Share as of such date, such Funding Issuer shall be entitled to reimbursement from each of the other Issuers in an amount sufficient to cause each Issuer’s Aggregate Payments to equal its Fair Share as of such date.

(c)                                  As used in this Section 4.22, the following terms have the following respective meanings:

“Fair Share” means, with respect to an Issuer as of any date of determination, an amount equal to: (i) the ratio of (A) such Issuer’s asset book value as of the date of issuance of the Notes to (B) the aggregate of the asset book values as of the date of issuance of the Notes of all Issuers multiplied by (ii) the aggregate amount owing under this Indenture and the Notes.

“Aggregate Payments” means, with respect to an Issuer as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Issuer in respect of this Indenture and the Notes (including in respect of contributions under the foregoing provisions), minus (ii) the aggregate amount of all payments received on or before such date by such Issuer from the other Issuers as reimbursement under the foregoing provisions.

The amounts payable as reimbursement hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Issuer. The allocation among Issuers of their obligations as set forth in the foregoing subsections of this Section 4.22 shall not be construed in any way to limit the liability of any Issuer hereunder, except as expressly provided in Section 4.22(a) hereof.

Section 4.23                            Liquidated Damages Notice

In the event that the Issuers are required to pay Liquidated Damages to Holders of Notes pursuant to the Registration Rights Agreement, the Issuers shall provide written notice (“Liquidated Damages Notice”) to the Trustee of the Issuers’ obligation to pay Liquidated Damages no later than 15 days prior to the proposed payment date for the Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by the Issuers on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Liquidated Damages, or with respect to the nature, extent, or calculation of the amount of Liquidated Damages owed, or with respect to the method employed in such calculation of the Liquidated Damages.

ARTICLE V
MERGER AND SUCCESSORS

Section 5.1                                   Limitation on Merger, Sale or Consolidation

The Issuers shall not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of the Issuers’ assets (such amounts to be computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless:

(1)                                  either (a) one or more Issuers is the surviving Person or Persons or (b) each resulting, surviving or transferee Person is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the Issuers’ Obligations in connection with the Notes, this Indenture, the Registration Rights Agreement, the Intercreditor Agreement and the Collateral Agreements;

(2)                                  no Default or Event of Default shall exist or shall occur immediately after giving effect to such transaction on a pro forma basis;

(3)                                  unless such transaction is solely the merger of the Issuers and one of the Issuers’ previously existing Wholly Owned Subsidiaries which is also a Guarantor for the purpose of reincorporation into another jurisdiction, and which transaction is not for the purpose of evading this provision and not in connection with any other transaction, immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the resulting, surviving or transferee Person is at least equal to the Issuers’ Consolidated Net Worth immediately prior to such transaction;

(4)                                  unless such transaction is solely the merger of the Issuers and one of the Issuers’ previously existing Wholly Owned Subsidiaries which is also a Guarantor for the purpose of reincorporation into another jurisdiction, and which transaction is not for the purpose of evading this provision and not in connection with any other transaction, immediately after giving effect to such transaction on a pro forma basis, the resulting, surviving or transferee Person would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio; provided, that this clause (4) shall not apply to a transaction which is solely (x) a merger of one or more of the Issuers into another Issuer, or (y) a merger of all of the Issuers with and into a newly formed corporation that immediately prior to such merger does not hold any assets, is not liable for any obligations and has not previously engaged in any business activities, in the case of each of clauses (x) and (y), (I) which merger is solely for the purpose of consolidating the Issuers and (II) immediately after giving effect to such transaction on a pro forma basis, the Debt

Incurrence Ratio of the resulting, surviving or transferee Person(s) is not less than the Debt Incurrence Ratio of the Issuers immediately prior to such transaction;

(5)                                  such transaction would not result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment; and

(6)                                  each Guarantor shall have, if required by the terms of this Indenture or the Collateral Agreements, confirmed in writing that its Guarantee shall apply to the Issuers’ Obligations or the Obligations of each resulting, surviving or transferee Person in accordance with the Notes, this Indenture, the Registration Rights Agreement and the Collateral Agreements.

Section 5.2                                   Successor Corporation Substituted

In the event of any transaction (other than a lease or transfer of less than all of the Issuers’ assets) in accordance with the foregoing in which the Issuers are not the surviving Person, the resulting, surviving or transferee Person shall succeed to and be substituted for, and may exercise every right and power of, the applicable Issuer(s) under this Indenture with the same effect as if such resulting, surviving or transferee Person had been named therein as an “Issuer,” and the Trustee may require any such Person to ensure, by executing and delivering appropriate instruments and Opinions of Counsel, that the Trustee continues to hold a Lien, having the same relative priority as was the case immediately prior to such transactions, on all Collateral for the benefit of the Holders.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more of the Subsidiaries, the Issuers’ interest in which constitutes all or substantially all of the Issuers’ properties and assets, shall be deemed to be the transfer of all or substantially all of the Issuers’ properties and assets.

ARTICLE VI
DEFAULTS AND REMEDIES

Section 6.1                                   Events of Default

“Event of Default,” wherever used herein, means any of the following events:

(1)                                  the Issuers failure to pay any installment of Interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

(2)                                  the Issuers’ failure to pay all or any part of the principal of or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable;

(3)                                  the Issuers’ failure or the failure by any of the Guarantors or any of the Subsidiaries to observe or perform any other covenant or agreement contained in the Notes or this Indenture and, except for the provisions under Sections 4.9, 4.13, 4.14 and 5.1 hereof, the continuance of such failure for a period of 30 days after the earlier of written notice to the Issuers by the Trustee or written notice to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

(4)                                  the cessation of substantially all gaming operations of the Issuers and the Subsidiaries, taken as a whole, for more than 90 days, except as a result of an Event of Loss;

(5)                                  any revocation, suspension, expiration (without previous or concurrent renewal) or loss of any Gaming License of any of the Issuers or any Subsidiary for more than 90 days;

(6)                                  a default occurs (after giving effect to any waivers, amendments, applicable grace periods or any extension of any maturity date) in the Issuers’ Indebtedness or the Indebtedness of any of the Subsidiaries with an aggregate amount outstanding in excess of $5,000,000 (a) resulting from the failure to pay principal of such Indebtedness at maturity, or (b) if as a result of such default, the maturity of such Indebtedness has been accelerated prior to its stated maturity;

(7)                                  final, unsatisfied judgments not covered by insurance aggregating in excess of $5,000,000, at any one time rendered against the Issuers or any of the Subsidiaries and not stayed, bonded or discharged within 60 days after their entry,;

(8)                                  any Guarantee of a Guarantor ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Guarantee and this Indenture) or any Guarantor denies or disaffirms its Obligations under its Guarantee or the Collateral Agreements;

(9)                                  any failure to comply with any material agreement or material covenant in, or any breach of a material representation under, the Collateral Agreements and such failure or breach shall continue for a period of 30 days; or

(10)                            any of the Collateral Agreements at any time for any reason ceases to be in full force and effect, or is declared null and void, or shall cease to be effective in all material respects to give the Trustee, as collateral agent, the Liens with the priority purported to be created thereby (subject to the Intercreditor Agreement) subject to no other Liens (in each case, other than as expressly permitted by this Indenture and the applicable Collateral Agreement or by reason of the termination of this Indenture or the applicable Collateral Agreement in accordance with its terms);

(11)                            a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of any of the Issuers, any of the Guarantors or any of their Significant Subsidiaries in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any of the Issuers, any of the Guarantors or any of their Significant Subsidiaries or for all or substantially all of the property and assets of any of the Issuers, any of the Guarantors or any of their Significant Subsidiaries or (C) the winding up or liquidation of the affairs of any of the Issuers, any of the Guarantors or any of their Significant Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days, or

(12)                            any of the Issuers, any of the Guarantors or any of their Significant Subsidiaries (A) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any of the Issuers, any of the Guarantors or any of their Significant Subsidiaries or for all or substantially all of the property and assets of any of the Issuers, any of the Guarantors or any of their Significant Subsidiaries or (C) effects any general assignment for the benefit of creditors.

If a Default occurs and is continuing, the Trustee shall, within 90 days after the occurrence of such Default, give to the Holders notice of such Default.

If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (11) or (12) above relating to any of the Issuers, any of the Guarantors or any of their Significant Subsidiaries) then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuers (and to the Trustee if given by Holders) (an “Acceleration Notice”), may declare all principal thereof and all premium, if any, and accrued and unpaid Interest (and Liquidated Damages, if any) thereon to be due and payable immediately. If an Event of Default specified in clause (11) or (12) above, relating to the Issuers, any of the Guarantors or any of their Significant Subsidiaries occurs, all principal thereof and all premium, if any, and accrued and unpaid Interest (and Liquidated Damages, if any) thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders. The Holders of a majority in aggregate principal amount of Notes generally are authorized to rescind such acceleration if all existing Events of Default (other than the non-payment of the principal of and premium, if any, and Interest (and Liquidated Damages, if any) on the Notes which have become due solely by such acceleration) have been cured or waived.

Section 6.2                                   Acceleration

(a)                                  Subject to the terms of the Intercreditor Agreement, if an Event of Default (other than an Event of Default specified in clause (11) or (12) of Section 6.1 hereof that occurs with respect to any of the Issuers, any of the Guarantors or any of their Significant Subsidiaries) occurs and is continuing under this Indenture, then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Issuers (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid Interest (and Liquidated Damages, if any) on the Notes to be due and payable immediately. Upon a declaration of acceleration, such principal of, premium, if any, and accrued and unpaid Interest (and Liquidated Damages, if any) shall be immediately due and payable. If an Event of Default specified in clause (11) or (12) of Section 6.1 hereof, relating to any of the Issuers, any of the Guarantors or any of their Significant Subsidiaries occurs, all principal and accrued and unpaid Interest (and Liquidated Damages, if any) thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders.

(b)                                 At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of not less than a majority in aggregate principal amount of then outstanding Notes, by written notice to the Issuers and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration and its consequences if all existing Events of Default (other than the non-payment of the principal of, premium, if any, and Interest (and Liquidated Damages, if any) on the Notes which have become due solely by such declaration of acceleration) have been cured or waived as provided in Section 6.4 hereof.

(c)                                  No such waiver shall cure or waive any subsequent Default or impair any right consequent thereon.

Section 6.3                                   Other Remedies

If an Event of Default occurs and is continuing, subject to the terms of the Intercreditor Agreement, the Trustee, may pursue any available remedy to collect the payment of principal, premium, if any, and Interest (and Liquidated Damages, if any) on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4                                   Waiver of Defaults

Subject to Section 6.7 hereof, and prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Issuers and to the Trustee, may, on behalf of all Holders, waive any existing or past Default or Event of Default hereunder and its consequences under this Indenture, except (i) a Default in the payment of principal of or premium, if any, or Interest (or Liquidated Damages, if any) on any Note not yet cured as specified in clauses (1) and (2) of Section 6.1 hereof or (ii) a Default with respect to any covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Note affected, which Default or Event of Default may be waived only with consent of the Holder of each outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right arising therefrom.

Section 6.5                                   Control by Majority

Subject to all provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders not joining in the giving of such direction or that may involve the Trustee in personal liability, and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders. Subject to Section 7.1 hereof, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity satisfactory to it.

Section 6.6                                   Limitation on Suits

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(a)                                  such Holder gives to the Trustee written notice of a continuing Event of Default;

(b)                                 the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)                                  such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(d)                                 the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)                                  during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.7                                   Rights of Holders of Notes to Receive Payment

Notwithstanding any other provision of this Indenture, except as permitted by Section 9.2 hereof, the right of any Holder to receive payment of the principal of, premium and Interest (and Liquidated Damages, if any) on a Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase) or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8                                   Collection Suit by Trustee

If an Event of Default specified in Section 6.1(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and Interest (and Liquidated Damages, if any) remaining unpaid on the Notes and Interest on overdue principal, premium, if any, and, to the extent lawful, Interest (and Liquidated Damages, if any), and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9                                   Trustee May File Proofs of Claim

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee

(including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditor’s committee.

Section 6.10                            Priorities

Subject to the terms of the Intercreditor Agreement, if the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection (including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel);

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and Interest (and Liquidated Damages, if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Interest (and Liquidated Damages, if any), respectively;

Third: without duplication, to the Holders for any other Obligations owing to the Holders under the Notes or this Indenture; and

Fourth: to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11                            Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE VII
TRUSTEE

Section 7.1                                   Duties of Trustee

(a)                                  If an Event of Default of which the Trustee has knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default of which the Trustee has knowledge:

(i)                                     the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, without investigation, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which are specifically required by any provision hereof to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but the Trustee need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof; and

(iv)                              no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1 and 7.2 hereof.

(e)                                  The Trustee is hereby authorized and directed to and shall enter into the Intercreditor Agreement.

(f)                                    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2                                   Rights of Trustee

(a)                                  In connection with the Trustee’s rights and duties under this Indenture, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting under this Indenture, it shall require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder by or through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of the Issuer.

(f)                                    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)                                 Except with respect to Section 4.1 hereof, the Trustee shall have no duty to inquire as to the performance of the Issuers’ covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(1) or 6.1(2) hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification in the manner set forth in this Indenture or a Responsible Officer of the Trustee shall have obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Section 4.3 hereof is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

(h)                                 The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit.

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and under each of the Collateral Agreements, and each agent, custodian and other Person employed to act hereunder and under each of the Collateral Agreements.

(j)                                     In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)                                  The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.3                                   Individual Rights of Trustee

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.4                                   Trustee’s Disclaimer

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5                                   Notice of Defaults

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice in the manner and to the extent provided by TIA § 313(c) of the TIA of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or Interest (or Liquidated Damages, if any) on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.6                                   Reports by Trustee to Holders of the Notes

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed by the Trustee to the Issuers and filed by the Trustee with the

Commission and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Issuers shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange.

Section 7.7                                   Compensation and Indemnity

The Issuers shall pay to the Trustee from time to time such compensation as the parties shall agree in writing from time to time for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuers and the Guarantors, jointly and severally, shall indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable attorneys’ fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.7) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except, in each case, to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

The obligations of the Issuers under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

To secure the Issuers’ payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of and premium, if any, and Interest (and Liquidated Damages, if any) on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.1(11) or 6.1(12) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.8                                   Replacement of Trustee

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(a)                                  the Trustee fails to comply with Section 7.10 hereof;

(b)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)                                  a custodian or public officer takes charge of the Trustee or its property; or

(d)                                 the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction (not at the expense of the Trustee) for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture and the Intercreditor Agreement. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuers’ obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

Section 7.9                                   Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national association, the successor corporation or national association without any further act shall be the successor Trustee.

Section 7.10                            Eligibility; Disqualification

There shall at all times be a Trustee hereunder that is a corporation, national association or trust company (or a member of a bank holding company) organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or the bank holding company of which it is a member has) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11                            Preferential Collection of Claims Against Issuer

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1                                   Option to Effect Legal Defeasance or Covenant Defeasance

The Issuers may, at the option of each of the Issuer’s Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes and Guarantees upon compliance with the conditions set forth below in this Article VIII.

Section 8.2                                   Legal Defeasance

Upon the Issuers’ exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuers and the Guarantors, as applicable, shall, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, be deemed to have been discharged from the Issuers’ and the Guarantor’s obligations with respect to all outstanding Notes and Guarantees, as applicable, on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged all amounts owed under the outstanding Notes and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Guarantees, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below of this Section 8.2, and to have satisfied all the Issuers’ and the Guarantor’s other obligations under the Notes, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same, including instruments releasing the Collateral as security for the Notes and the Guarantees), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in Section 8.4 hereof, payments in respect of the principal of and premium, if any, and Interest (and Liquidated Damages, if any) on the Notes when such payments are due, (b) the Issuers’ obligations with respect to the Notes under Article II and Sections 4.2, 4.6, 4.16, 4.18 and 4.22 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee under this Indenture and the Issuers’ and the Guarantors’ obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Issuers may exercise their option under this Section 8.2 notwithstanding the prior exercise of their option under Section 8.3 hereof.

Section 8.3                                   Covenant Defeasance

Upon the Issuers’ exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, the Issuers and the Guarantors shall be released from their respective obligations under Sections 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17, 4.19, 4.20, 4.21, 4.22 and 4.23 and Article V hereof on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes and the Guarantees shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Issuers and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and the Notes and Guarantees shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, (x) none of Sections 6.1(3) through 6.1(10) hereof shall constitute an Event of Default to the extent any such events occur thereafter and (y) neither Section 6.1(11) nor Section 6.1(l2) hereof shall constitute an Event of Default to the extent any such events occur after the 91st day following the occurrence of the Issuers’ exercise of Covenant Defeasance; provided, however, that for all other purposes as set forth herein, such Covenant Defeasance provisions shall be effective.

Section 8.4                                   Conditions to Legal or Covenant Defeasance

The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:

(a)           in the case of an election under Section 8.2 or 8.3 hereof, the Issuers must irrevocably deposit or cause to be irrevocably deposited with the Trustee, in trust, for the benefit of Holders of the Notes, United States legal tender, U.S. Government Obligations or a combination thereof, in an aggregate amount that will be sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, if any, and Interest (and Liquidated Damages, if any), on the Notes on the stated date for payment or any redemption date thereof (and the Issuers must specify whether the Notes are being defeased to Stated Maturity or a particular Redemption Date), and the Trustee must have, for the benefit of Holders of the Notes, a valid, perfected, exclusive security interest in the trust;

(b)           in the case of an election under Section 8.2 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee confirming that:

(1)           the Issuers have received from, or there has been published by the Internal Revenue Service, a ruling, or

(2)           since the date of this Indenture, there has been a change in the applicable United States federal income tax law,

in either case to the effect that Holders of Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)           in the case of an election under Section 8.3 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee confirming that Holders of Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)           in the case of an election under Section 8.2 or 8.3 hereof, no Default or Event of Default shall have occurred and be continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(e)           in the case of an election under Section 8.2 hereof, no Event of Default relating to bankruptcy or insolvency may occur at any time from the date of the deposit to the 91st calendar day thereafter (it being understood that the condition shall not be deemed satisfied until the expiration of such period);

(f)            in the case of an election under Section 8.2 or 8.3 hereof, the Legal Defeasance or Covenant Defeasance, as applicable, shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument (other than this Indenture) to which the Issuers or any of the Subsidiaries are a party or by which the Issuers or any of the Subsidiaries are bound;

(g)           in the case of an election under Section 8.2 or 8.3 hereof, the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent to hinder, delay or defraud any other of the Issuers or creditors; and

(h)           in the case of an election under Section 8.2 or 8.3 hereof, the Issuers must deliver to the Trustee an Officers’ Certificate confirming the satisfaction of conditions in clauses (a) through (g) above, and an Opinion of Counsel confirming the satisfaction of the applicable conditions in clauses (a) (with respect to the validity and perfection of the security interest), (d), (e) and (f) above.

Legal Defeasance and Covenant Defeasance, as the case may be, shall be effective on the date on which all of the applicable conditions set forth in this Section 8.4 have been satisfied.

Section 8.5                                   Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions

Subject to Section 8.6 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the outstanding Notes and this Indenture, to the payment, either directly or through any Paying Agent (including one of the Issuers or one of the Subsidiaries acting as Paying Agent) as the Trustee may determine, to the Holders of the outstanding Notes of all sums due and to become due thereon in respect of principal, premium, if any, and Interest (and Liquidated Damages, if any), but such money need not be segregated from other funds except to the extent required by law; provided, however, that any trust account established pursuant to this Article VIII shall not constitute Collateral.

The Issuers and the Guarantors, jointly and severally, shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or U.S. Government Obligations held by it as provided in Section 8.4 hereof which, in the opinion of a firm of independent public accountants nationally recognized in the United States expressed in a written certification thereof delivered to the Trustee (not at the Trustee’s expense) (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6                                   Repayment to Issuers

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of or premium, if any, or Interest (or Liquidated Damages, if any) on any Note and remaining unclaimed for two years after such principal, premium, Interest or Liquidated Damages has become due and payable shall be paid to the Issuers on their written request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.

Section 8.7                                   Reinstatement

If the Trustee or Paying Agent is unable to apply any United States legal tender or U.S. Government Obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order directing the repayment of the deposited money to the Issuers or otherwise making the deposit unavailable to make payments under the Notes when due, or if any court enters an order avoiding the deposit of money with the Trustee or Paying Agent or otherwise requires the payment of the money so deposited to the Issuers or to a fund for the benefit of the Issuers’ creditors, then (so long as the insufficiency exists or the order remains in effect) the Issuers’ and the Guarantors’ obligations under this Indenture, the Notes, the Guarantees and the Collateral Agreements shall be revived and reinstated, as though no deposit had occurred pursuant to Section 8.3 or 8.4 hereof, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.3 or 8.4 hereof, as the case may be; provided, however, that, if the Issuers makes any payment of principal of or premium, if any, or Interest (or Liquidated Damages, if any) on any Note following the reinstatement of the Issuers’ obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Section 8.8                                   Satisfaction and Discharge

The Issuers may terminate their obligations and the obligations of the Guarantors under this Indenture, the Notes and the Guarantees (except as described below) when:

(a)                                  all the Notes previously authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced and Notes for whose payment money has theretofore been deposited with the Trustee or the paying agent in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or a Guarantor) have been delivered to the Trustee for cancellation, or

(b)          (1)                                     all Notes have been called for redemption pursuant to Section 3.7 hereof by mailing to Holders a notice of redemption or all Notes otherwise have become due and payable,

(2)                                  the Issuers have irrevocably deposited or caused to be irrevocably deposited with the Trustee, in trust, for the benefit of Holders of the Notes, United States legal tender, U.S. Government Obligations or a combination thereof in an aggregate amount that will be sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of and premium, if any, and Interest (and Liquidated Damages, if any) on the Notes to the Redemption Date together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at such redemption,

(3)                                  each of the Issuers and the Guarantors has paid all other sums payable by it under this Indenture, the Notes and the Guarantees,

(4)                                  no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit),

(5)                                  such deposit shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuers or any of the Subsidiaries are a party or by which the Issuers or any of the Subsidiaries are bound, and

(6)                                  the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel confirming the satisfaction of all conditions set forth in clauses (1) through (5) above.

ARTICLE IX
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1                                   With Consent of Holders of a Majority

Except as expressly stated otherwise in Section 9.2 or 9.3 hereof, and subject to Sections 6.4 and 6.7 hereof, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), (a) this Indenture, the Notes, the Guarantees, the Intercreditor Agreement (subject to any required approval of the lenders under the Credit Agreement party thereto) and the Collateral Agreements may be amended, supplemented or otherwise modified, and (b) any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of or premium, if any, or Interest (or Liquidated Damages, if any) on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Guarantees, the Intercreditor Agreement (subject to any required approval of the lenders under the Credit Agreement party thereto) and the Collateral Agreements may be waived.

It is understood that, except as expressly stated otherwise in Section 9.2 or 9.3 hereof, Sections 4.13 and 4.14 hereof may be amended, waived or modified in accordance with this Section 9.1.

Section 9.2                                   With Consent of All Affected Holders of Notes or Super Majority

(a)           Without the consent of the Holder of each outstanding Note affected, an amendment, supplement, modification or waiver may not (with respect to Notes held by a non-consenting Holder):

(1)           reduce the principal amount of Notes the Holders of which must consent to an amendment, supplement, modification or waiver,

(2)           change the Stated Maturity on any Note,

(3)           reduce the principal of or any premium (including redemption premium but not including any redemption premium payable pursuant to Section 4.13 or 4.14 hereof) on any Note,

(4)           reduce the rate of or change the time for payment of Interest (or Liquidated Damages, if any) on any Note,

(5)           waive a Default or Event of Default in the payment of principal of or premium, if any, or Interest (or Liquidated Damages, if any) on any Note (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration),

(6)           waive any redemption payment with respect to any Note (other than provisions relating to or payments required by Section 4.13 or 4.14 hereof),

(7)           after the corresponding Asset Sale or Change of Control has occurred, reduce the Change of Control Purchase Price or the Asset Sale Offer Price or alter any other provisions with respect to the redemption of the Notes required by Section 4.13 or 4.14 hereof, respectively,

(8)           change the coin or currency in which, the principal of or premium, if any, or Interest (or Liquidated Damages, if any) on any Note is payable,

(9)           impair the right to institute suit for the enforcement of payment of the principal of or premium, if any, or Interest (or Liquidated Damages, if any) on any Note on or after the Stated Maturity (or on or after the Redemption Date),

(10)         make any change in the provisions of this Indenture relating to waivers of past Defaults with respect to, or the rights of Holders to receive, scheduled payments of principal of or premium, if any, or Interest (or Liquidated Damages, if any) on the Notes,

(11)         modify or change any provision of this Indenture affecting the ranking of the Notes or any Guarantee in a manner adverse to the Holders of the Notes,

(12)         release any Guarantor from any of its obligations under its Guarantee or this Indenture other than in compliance with this Indenture, or

(13)         make any changes in the foregoing amendment, supplement and waiver provisions.

Notwithstanding Section 9.1, 9.2(a) or 9.3 hereof, and subject to the Intercreditor Agreement, no portion of the Collateral may be released from the Lien of the Collateral Agreements (except in accordance with the provisions of this Indenture and the Collateral Agreements), and none of the Collateral Agreements or the provisions of this Indenture relating to the Collateral may be amended or supplemented, and the rights of any Holders may not be waived or modified, without, in each case, the consent of the Holders of at least 66 2/3% in aggregate principal amount of the then outstanding Notes.

Section 9.3                                   Without Consent of Holders of Notes

Notwithstanding Section 9.1 or 9.2 hereof, without the consent of the Holders, the Issuer, the Guarantors and the Trustee may amend, modify or supplement this Indenture, the Notes, the Guarantees, the Intercreditor Agreement and the Collateral Agreements:

(1)           to cure any ambiguity, defect or inconsistency,

(2)           to provide for uncertificated Notes in addition to or in place of certificated Notes,

(3)           to provide for the assumption of any of the Issuers’ or the Guarantors’ obligations to Holders in the case of a merger or consolidation or a sale of all or substantially all of the Issuers’ assets in accordance with this Indenture,

(4)           to evidence the release of any Guarantor permitted to be released under the terms of this Indenture or to evidence the addition of any new Guarantor,

(5)           to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act,

(6)           to comply with applicable Gaming Laws,

(7)           to comply with the provisions of DTC or the Trustee with respect to the provisions of this Indenture and the Notes relating to transfers and exchanges of Notes or beneficial interests therein,

(8)           to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights of any Holder of Notes under this Indenture, the Notes, the Guarantees, the Intercreditor Agreement, the Collateral Agreements or the Registration Rights Agreement, or

(9)           to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date thereof, including Section 4.7 hereof.

Section 9.4                                   Consent Payment; Supplemental Indentures

In connection with any amendment, supplement, modification or waiver under this Article IX, the Issuers may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder’s consent to such amendment, supplement, modification or waiver.

It shall not be necessary for the consent of the Holders under Section 9.1 or 9.2 hereof to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

The Issuers may not sign an amendment or supplemental indenture until its respective Boards of Directors approve it.

After an amendment, supplement, modification or waiver under Section 9.1 or 9.2 hereof becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

Section 9.5                                   Revocation and Effect of Consents

Until an amendment, supplement or waiver becomes effective (as determined by the Issuers and which may be prior to any such amendment, supplement or waiver becoming operative), a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or a portion of a Note that evidences the same Indebtedness as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective (as determined by the Issuers and which may be prior to any such amendment, supplement or waiver becoming operative).

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Issuers notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of paragraphs (1) through (13) of Section 9.2 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder who has consented to it and every subsequent Holder of a Note or a portion of a Note that evidences the same Indebtedness as the consenting Holder’s Note; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and premium, if any, and Interest (and Liquidated Damages, if any) on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

Section 9.6                                   Notation on or Exchange of Notes

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.7                                   Trustee to Sign Amendments, etc.

Upon the request of the Issuers accompanied by a resolution of their respective Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in this Section 9.7, the Trustee shall join with the Issuers in the execution of such amended or supplemental indenture unless such amended or supplemental indenture adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture. In executing any amendment or supplemental indenture, the Trustee shall receive indemnity satisfactory to it and shall receive and (subject to Section 7.1 hereof) be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized and permitted by this Indenture.

Section 9.8                                   Compliance with Trust Indenture Act

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

ARTICLE X
COLLATERAL AND SECURITY

Section 10.1                            Collateral Agreements; Security Interests.

(a)           The due and punctual payment of the principal of and premium, if any, and Interest (and Liquidated Damages, if any) on the Notes (including Interest on the overdue principal of and premium, if any, on the Notes and Interest (to the extent permitted by law) on overdue Interest, if any (and Liquidated Damages, if any), on the Notes) when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and performance of all other Obligations of the Issuers and the Guarantors under this Indenture, the Notes, the Collateral Agreements and the Registration Rights Agreement, shall be secured as provided in the Collateral Agreements.

(b)           After the Issue Date, the Issuers and the Guarantors shall, and shall cause each of the Subsidiaries to, use commercially reasonable efforts to grant a perfected security interest in all of the Issuers’ and the Subsidiaries’ assets, including assets acquired after the Issue Date in accordance with the Collateral Agreements, but in any event excluding the Excluded Assets.

(c)           The Issuers and the Guarantors shall, and shall cause each of the Subsidiaries to, do or cause to be done all such acts and things as may be reasonably necessary or proper, or as may be required by the provisions of the Collateral Agreements, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby and by the Collateral Agreements, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein and therein expressed, including (1) using all commercially reasonable efforts to obtain customary consents and waivers from landlords of premises where any of the Collateral is located, and (2) taking all commercially reasonable efforts to grant a perfected Lien on all real property owned by the Issuers and the Subsidiaries and to provide customary title insurance for the benefit of the Trustee with respect thereto, including, without limitation, commercially reasonable efforts to cause the removal of record of all existing monetary encumbrances (other than as provided in the Collateral Agreements) such that the Collateral Agreements shall constitute a first priority Lien on all such real property, subject to Liens permitted by the Collateral Agreements. The Issuers and the Guarantors shall, and shall cause each of the Subsidiaries to, take any and all actions required to cause the Collateral Agreements to create and maintain, as security for the Obligations of the Issuers and the Guarantors under this Indenture, the Notes, the Collateral Agreements and the Registration Rights Agreement, valid and enforceable, perfected (except as expressly provided herein or therein) Liens in and on all the Collateral, in favor of the Trustee, superior to and prior to the rights of all third Persons (other than holders of Purchase Money Indebtedness that was incurred in accordance with the provisions of Section 4.7 hereof), and subject to no other Liens, other than as provided herein and therein; provided, that the Trustee’s Lien securing the Collateral may be subordinated pursuant to the terms of the Intercreditor Agreement to a Lien securing Indebtedness outstanding pursuant to Section 4.7 hereof, but only to the extent provided in the Intercreditor Agreement.

(d)           Each of the Issuers and each of the Guarantors represents and warrants and covenants that it (and each of the Subsidiaries) has executed and delivered, filed and recorded and/or shall execute and deliver, file and record, all instruments and documents, and has done or shall do or cause to be done all such acts and other things as are necessary to subject the Collateral to the Lien of Trustee under the Collateral Agreements. The Issuers and the Guarantors shall, and shall cause each of the Subsidiaries to, execute and deliver, file and record all instruments and do all acts and other things as may be reasonably necessary to perfect, maintain and protect the security interests created by the Collateral Agreements and pay all filing, recording, mortgage or other taxes or fees incidental thereto.

(e)           The security interests in the Collateral created by the Collateral Agreements as now or hereafter in effect shall be held by the Trustee for the equal and ratable benefit and security of the Notes without preference, priority or distinction of any thereof over any other by reason, or difference in time, of issuance, sale or otherwise, and for the enforcement of the payment of principal of and premium, if any, and Interest (and Liquidated Damages, if any) on the Notes in accordance with their terms.

(f)            Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Collateral Agreements and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of the Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Trustee to enter into the Collateral Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuers initially appoint the Trustee as the “Secured Party” and/or Trustee under the Collateral Agreements. Any successor Trustee will act as the “Secured Party” and/or Trustee under the Collateral Agreements or appoint another Person to act in such capacity.

Section 10.2                            Further Assurances and Security.

Each of the Issuers and each of the Guarantors represents and warrants that at the time the Collateral Agreements and this Indenture are executed, such Issuer or Guarantor (and each of the Subsidiaries) (a) shall have full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, pledge, transfer and confirm, absolutely, the Collateral, in the manner and form done, or intended to be done, in the Collateral Agreements, free and clear of all Liens, except for Permitted Liens, and will forever warrant and defend the title to the same against the claims of all Persons whatsoever, subject to the terms of the Intercreditor Agreement; (b) shall execute, acknowledge and deliver to the Trustee, at the Issuers’ expense, at any time and from time to time such further assignments, transfer, assurances or other instruments as may be necessary or as may be reasonably required by the Trustee to effectuate the terms of this Indenture or the Collateral Agreements; and (c) shall at any time and from time to time do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the Trustee, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby and by the Collateral Agreements, subject to the terms of the Intercreditor Agreement.

Section 10.3                            Opinions.

(a)           The Issuers shall furnish to the Trustee promptly after the recording or filing, or re-recording or re-filing of the Collateral Agreements and other security filings, an Opinion of Counsel (who may be counsel for the Issuers) stating that in the opinion of such counsel the Collateral Agreements and other security filings have been properly recorded, filed, re-recorded or re-filed so as to make effective and perfect the security interest intended to be created thereby and reciting the details of such action.

(b)           The Issuers shall furnish to the Trustee within three months after each anniversary of the Issue Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of the Collateral Agreements, subject to the terms of the Intercreditor Agreement, and reciting the details of such action or (ii) in the opinion of such counsel, no such action is necessary to maintain such Liens.

(c)           All Opinions of Counsel required by this Section 10.3 may contain qualifications, assumptions, exceptions and limitations as are appropriate for similar opinions relating to the nature of the Collateral and as are reasonably acceptable to the Trustee.

Section 10.4                            Release of Collateral.

(a)           Upon the full and final payment and performance of all the Issuers’ and the Guarantors’ Obligations under this Indenture, the Notes, the Guarantees and the Collateral Agreements shall terminate, and the Liens granted thereunder on the Collateral shall be released.

(b)           In addition, the Trustee shall release from the Lien created by this Indenture and the Collateral Agreements at the sole cost and expense of the Issuers:

(1)           Collateral that is sold, transferred, disbursed or otherwise disposed of in accordance with the provisions of this Indenture, the Collateral Agreements and the Intercreditor Agreement; provided that the Trustee shall not release such liens in the event that the transaction is subject to Section 5.1 hereof and provided further that all products and proceeds of the Collateral so sold, transferred, disbursed or otherwise disposed of shall continue to constitute Collateral;

(2)           Collateral that is released with the consent of the Holders of 66 2/3% of the aggregate principal amount of the outstanding Notes as provided under Article IX hereof;

(3)           all Collateral upon defeasance of this Indenture in accordance with Section 8.2 or 8.3 hereof or discharge of this Indenture in accordance with Section 8.8 hereof; provided that the funds deposited with the Trustee, in trust, for the benefit of the Holders as required by such provisions shall not be released; and

(4)           Collateral of a Guarantor whose Guarantee is released in accordance with this Indenture and the Collateral Agreements;

provided, in each case, that the Trustee has received all documentation required by the TIA in connection therewith. Upon compliance with the above provisions, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Agreements.

(b)           The release of any Collateral from the terms of the Collateral Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof and of the Collateral Agreements if and to the extent the Collateral is released pursuant to the terms of this Indenture and the Collateral Agreements.

(c)           For purposes of Section 10.4(a) hereof, any certificate or opinion required by TIA § 314(d) may be made by an Officer of the Issuer, except in cases where

TIA § 314(d) requires that such certificate or opinion be made by an independent person, which person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care. A person is “independent” if such person (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuers or in any Affiliate of the Issuers and (iii) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Issuer. The Trustee shall be entitled to receive and conclusively rely upon a certificate provided by any such person confirming that such person is independent within the foregoing definition.

(d)           Notwithstanding anything contained in this Indenture to the contrary, (i) the proviso of Section 10.4(a) of this Indenture shall not be applicable to any release or withdrawal of inventory, receivables and cash from the Issuers’ deposit accounts in the ordinary course of the Issuers’ business pursuant to the terms of the Collateral Agreements and (ii) the fair value of inventory, receivables and cash from the Issuers’ deposit accounts released pursuant to this Section 10.4 need not be considered in determining whether the aggregate fair value of inventory, receivables and cash from the Issuers’ deposit accounts released in any calendar year exceeds the 10% threshold specified in TIA § 314(d)(1).

Section 10.5                            Certificates of the Issuer.

The Issuers shall furnish to the Trustee, prior to each proposed release of Collateral, all documents required by TIA § 314(d). The Trustee may, to the extent permitted by Sections 7.1 and 7.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments. Any certificate or opinion required by TIA § 314(d) may be made by an Officer of each of the Issuers, except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of TIA § 314(d).

Section 10.6                            Authorization of Actions to be Taken by the Trustee Under the Collateral Agreements

Subject to the terms of the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems reasonably necessary or appropriate in order to (a) enforce any of the terms of the Collateral Agreements and (b) collect and receive any and all amounts payable in respect of the Obligations of the Issuers and the Guarantors under this Indenture, the Notes, the Guarantees, the Collateral Agreements and the Registration Rights Agreement. Subject to the terms of the Intercreditor Agreement, and to the extent permitted by this Indenture or the Collateral Agreements, the Trustee shall have the power to institute and to maintain such suits and proceedings as it may reasonably deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Agreements or this Indenture, and such suits and proceedings as the Trustee may reasonably deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

Section 10.7                            Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements.

The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Agreements, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Collateral Agreements, subject to the terms of the Intercreditor Agreement.

ARTICLE XI
GUARANTEES

Section 11.1                            Guarantees

By its execution hereof, each of the Guarantors acknowledges and agrees that it receives substantial benefits from the Issuers and that such Guarantor is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits and services. Accordingly, subject to the provisions of this Article XI, each Guarantor, including present and future Subsidiaries (other than any Excluded Foreign Subsidiaries, except to the extent required by Section 4.15 hereof) hereby jointly and severally, irrevocably and unconditionally guarantees on a senior secured basis to each Holder of a Note authenticated and delivered by the Trustee and its successors and assigns that: (i) (A) the principal of and premium, if any, and Interest (and Liquidated Damages, if any) on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer or otherwise, (B) Interest on overdue principal of and premium, if any, and (to the extent permitted by law) Interest on any Interest, if any (and Liquidated Damages, if any), on the Notes shall be promptly paid in full, and (C) all other Obligations of the Issuers to the Holders or the Trustee under the Notes, this Indenture, the Collateral Agreements and the Registration Rights Agreement (including fees, expenses or otherwise) shall be duly and punctually paid in full when due and performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same shall be duly and punctually paid in full when due and performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.6 hereof (such Obligations guaranteed by the Guarantors, collectively, the “Guarantee Obligations”).

Subject to the provisions of this Article XI, each Guarantor hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture, the Collateral Agreements or the Registration Rights Agreement or the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any thereof, any releases of the Collateral, the entry of any judgment against any of the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives and relinquishes with respect to its Guarantee Obligations: (a) any right to require the Trustee, the Holders or the Issuers (each, a “Benefited Party”) to proceed against the Issuers, the Subsidiaries or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in the Trustee’s power before proceeding against the Guarantors; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture); (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantors hereby covenant that, except as otherwise provided in the Guarantees, the Guarantees shall not be discharged except by payment in full of all Guarantee Obligations, including the principal of and premium, if any, and Interest (and Liquidated Damages, if any) on the Notes and all other costs provided for under this Indenture or as provided in Article VIII.

If any Holder or the Trustee is required by any court or otherwise to return to either the Issuers or the Guarantors, or any trustee or similar official acting in relation to either the Issuers or the Guarantors, any amount paid by the Issuers or the Guarantors to the Trustee or such Holder, the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such Guarantee Obligations. Each Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations may be accelerated as provided in Article VI hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of the Obligations as provided in Article VI hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the Guarantee.

Section 11.2                            Execution and Delivery of Guarantees

To evidence the Guarantees set forth in Section 11.1 hereof, each of the Guarantors agrees that (a) a notation of the Guarantees substantially in the form included in Exhibit A hereto shall be endorsed on each Note authenticated and delivered by the Trustee and (b) a supplemental indenture substantially in the form of Exhibit E hereto shall be executed on behalf of each of the Guarantors by an Officer thereof in accordance with Section 11.4 hereof.

Each of the Guarantors agrees that the Guarantees set forth in this Article XI shall remain in full force and effect and shall apply to all of the Notes notwithstanding any failure to endorse on each Note a notation of the Guarantees.

If an Officer whose signature is on a Note or a notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantees are endorsed, the Guarantees shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

Section 11.3                            Guarantors May Consolidate, etc., on Certain Terms

(a)           Nothing contained in this Section 11.3 shall prevent any consolidation or merger of any Guarantor with or into any other Guarantor or with or into any Issuer; provided, however, that such consolidation or merger shall otherwise comply with this Indenture. Upon any such consolidation or merger, the Guarantee of the Guarantor that does not survive the consolidation or merger shall no longer be of any force or effect.

(b)           Except for a transaction in which a Guarantor is sold and its Guarantee is released in compliance with the provisions of Section 11.5 hereof or any consolidation or merger of any Guarantor with or into any other Guarantor or with or into any Issuer, no Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless, subject to the provisions of the following paragraph and the other provisions of this Indenture and the Collateral Agreements:

(1)           the Person formed by, resulting from or surviving any such consolidation or merger (if other than such Guarantor):

(A)          expressly assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Person shall unconditionally guarantee, on a senior secured basis, all of such Guarantor’s Obligations under such Guarantor’s Guarantee, this Indenture and the Registration Rights Agreement on the terms set forth in this Indenture and grants a security interest in and/or pledges the collateral owned by such Person to secure such Obligations on the terms set forth in the Collateral Agreements, and

(B)           delivers to the Trustee an Opinion of Counsel that such supplemental indenture and Guarantee and the Collateral Agreements have been duly authorized, executed and delivered and that each of the supplemental indenture, the Guarantee, this Indenture, the Registration Rights Agreement and the Collateral Agreements constitutes a legal, valid, binding and enforceable obligation of such Person, in each case subject to customary qualifications; and

(2)           immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.

(c)           In case of any such consolidation or merger and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Guarantees endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor corporation shall succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

(d)           The Trustee, subject to the provisions of Section 12.4 hereof, shall receive an Officers’ Certificate as conclusive evidence that any such consolidation or merger, and any such assumption of Guarantee Obligations, comply with the provisions of this Section 11.3. Such Officers’ Certificate shall comply with the provisions of Section 12.5 hereof.

Section 11.4                            Guarantee by Future Subsidiaries

The Issuers shall cause each of the existing and future Subsidiaries to:

(i)            execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit E hereto and a guarantee substantially in the form included in Exhibit A hereto, pursuant to which such Subsidiary shall unconditionally guarantee on a senior secured basis, all of the Issuers’ Obligations under the Notes and this Indenture on the terms set forth in this Indenture,

(ii)           execute a security agreement and other Collateral Agreements necessary or reasonably requested by the Trustee to grant, and grant, the Trustee a valid, enforceable, perfected Lien on the Collateral described therein,

(iii)          execute a signature page to the Registration Rights Agreement, and

(iv)          deliver to the Trustee an Opinion of Counsel that such supplemental indenture, guarantee, Collateral Agreements and the Registration Rights Agreement have been duly authorized, executed and delivered by such Subsidiary and that each of such supplemental Indenture, such Guarantee, this Indenture, the Registration Rights Agreement and such Collateral Agreements constitutes a legal, valid, binding and enforceable obligation of such Subsidiary, in each case subject to customary qualifications including exceptions for bankruptcy, fraudulent transfer and equitable principles.

Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Indenture.

Section 11.5                            Release of Guarantors

Notwithstanding Section 11.3(b) hereof, upon:

(a)           the sale or disposition (including by merger or sale or transfer of all of the Equity Interests) of a Guarantor (as an entirety) to a Person which is not and is not required to become a Guarantor,

(b)           the designation of a Subsidiary that is a Guarantor as an Unrestricted Subsidiary, or

(c)           the liquidation or dissolution of a Guarantor, which transaction is otherwise in compliance with this Indenture (including, without limitation, Section 4.13 hereof),

such Guarantor shall be deemed released from its Obligations under its Guarantee, the Registration Rights Agreement and the Collateral Agreements; provided, however, that any such termination shall occur only to the extent that (i) all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any of the Indebtedness of the Issuers or any Indebtedness of any other Subsidiaries shall also terminate upon such release, sale or transfer, and (ii) none of the Equity Interests of such Guarantor are pledged for the benefit of any holder of any of the Issuers’ Indebtedness or any Indebtedness of any of the Subsidiaries.

The Trustee, subject to the provisions of Section 12.4 hereof, shall receive an Officers’ Certificate as conclusive evidence that such sale or other disposition or that such designation was made by the Issuers in accordance with the provisions of this Indenture. Except as provided in Section 11.3(a) hereof, any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and premium, if any, and Interest (and Liquidated Damages, if any) on the Notes and for the other Guarantee Obligations as provided in this Article XI.

Notwithstanding the foregoing provisions of this Article XI, (i) any Guarantor whose Guarantee would otherwise be released pursuant to the provisions of this Section 11.5 may elect, at its sole discretion, by written notice to the Trustee, to maintain such Guarantee in effect notwithstanding the event or events that otherwise would cause the release of such Guarantee (which election to maintain such Guarantee in effect may be conditional or for a limited period of time), and (ii) any Subsidiary which is not a Guarantor may elect, at its sole discretion, by written notice to the Trustee, to become a Guarantor (which election may be conditional or for a limited period of time).

Section 11.6                            Limitation of Guarantor’s Liability; Certain Bankruptcy Events

(a)           Each Guarantor, and by its acceptance of Notes each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligation of such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the Guarantee Obligations of such Guarantor under this Article XI shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Guarantee Obligations of such other Guarantor under this Article XI, result in the Guarantee Obligations of such Guarantor under the Guarantee of such Guarantor not constituting a fraudulent transfer or conveyance.

(b)           Each Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of any of the Issuers, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Law or otherwise.

Section 11.7                            Application of Certain Terms and Provisions to the Guarantors

(a)           For purposes of any provision of this Indenture which provides for the delivery by any Guarantor of an Officers’ Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.1 hereof shall apply to such Guarantor as if references therein to the Issuers were references to such Guarantor.

(b)           Any request, direction, order or demand which by any provision of this Indenture is to be made by any Guarantor, shall be sufficient if evidenced as described in Section 12.2 hereof as if references therein to the Issuers were references to such Guarantor.

(c)           Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on any Guarantor may be given or served as described in Section 12.2 hereof as if references therein to the Issuers were references to such Guarantor.

(d)           Upon any demand, request or application by any Guarantor to the Trustee to take any action under this Indenture, such Guarantor shall furnish to the

Trustee such certificates and opinions as are required in Section 12.4 hereof as if all references therein to the Issuers were references to such Guarantor.

ARTICLE XII
MISCELLANEOUS

Section 12.1                            Trust Indenture Act Controls

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the TIA § 318(c), the imposed duties shall control.

Section 12.2                            Notices

Any notice or communication by the Issuers or the Trustee to the other is duly given if in writing and (a) delivered in Person, (b) mailed by first class mail (registered or certified, return receipt requested), (c) transmitted by facsimile or telecopy mechanism (providing confirmation of transmission) or (d) sent by overnight courier guaranteeing next day delivery (and providing proof of delivery), to the others’ address:

If to any of the Issuers
or the Guarantors:

CasaBlanca Resorts
950 West Mesquite Boulevard

Mesquite, Nevada 89027

Attention: Chief Executive Officer
Facsimile No.: (702) 346-6862

with copies (which
shall not constitute
notice) to:

Kummer Kaempfer Bonner & Renshaw

3800 Howard Hughes Parkway

7th Floor

Las Vegas, Nevada 89109

Attn: Michael Bonner, Esq.

Facsimile No.: (702) 796-7181

If to the Trustee:

The Bank of New York Trust Company, N.A.

700 South Flower Street, Suite 500

Los Angeles, California 90017

Attention: Corporate Trust Administration

Facsimile No.: (213) 630-6298

The Issuers or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: (i) at the time delivered, if personally delivered; (ii) five Business Days after being deposited in the mail, postage prepaid; (iii) when transmission is confirmed, if sent by facsimile or telecopy mechanism; and (iv) the next Business Day after timely delivery to the courier, if sent by overnight courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be (a) mailed by first class mail, certified or registered, return receipt requested, or (b) sent by overnight courier guaranteeing next day delivery (and providing proof of delivery) to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed or sent to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to give a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is given in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers give a notice or communication to Holders, they shall give a copy to the Trustee and each Agent at the same time.

Section 12.3                            Communication by Holders of Notes with Other Holders of Notes

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.4                            Certificate and Opinion as to Conditions Precedent

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

(a)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.5                            Statements Required in Certificate or Opinion

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied;

provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificate of public officials.

Section 12.6                            Rules by Trustee and Agents

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.7                            No Personal Liability of Directors, Officers, Employees and Stockholders

No direct or indirect stockholder, employee, member, manager, officer or director, as such, past, present or future of the Issuers, the Guarantors or any successor entity shall have any personal liability in respect of the Issuers’ obligations or the obligations of the Guarantors under this Indenture, the Notes, the Guarantees, the Registration Rights Agreement, the Intercreditor Agreement or the Collateral Agreements solely by reason of his, her or its status as such stockholder, member, manager, employee, officer or director, except that this provision shall in no way limit the obligation of any Guarantor pursuant to any Guarantee.

Section 12.8                            GOVERNING LAW; WAIVER OF JURY TRIAL

THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL

OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B); PROVIDED, THAT WITH RESPECT TO THE CREATION, ATTACHMENT, PERFECTION, PRIORITY, ENFORCEMENT OF AND REMEDIES RELATING TO THE SECURITY INTEREST IN ANY REAL PROPERTY COLLATERAL, THE GOVERNING LAW MAY BE THE LAWS OF THE JURISDICTIONS WHERE SUCH COLLATERAL IS LOCATED WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.9                            No Adverse Interpretation of Other Agreements

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or the Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10                     Successors

Except as otherwise provided in Section 11.5 hereof, all agreements of the Issuers and the Guarantors in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11                     Severability

In case any one or more of the provisions of this Indenture or in the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 12.12                     Counterpart Originals

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13                     Table of Contents, Headings, Etc.

The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.14                     Intercreditor Agreement

So long as the Intercreditor Agreement is in effect, the rights, obligations and remedies of the parties shall be subject thereto. This Indenture shall not impose any obligation or grant any right to any party to the extent that such obligation or right is inconsistent or conflicts with the Intercreditor Agreement. This Section 12.14 is for the benefit of the Holders and the Trustee, and none of the Issuers or Guarantors shall be third party beneficiaries hereof.

Section 12.15                     Force Majeure

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[signature pages follow]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have executed this Indenture as of the date first written above.

Issuers:

Virgin River Casino Corporation

	By:	/s/ Robert R. Black, Sr.
Name: Robert R. Black, Sr.
Title: Chief Executive Officer

RBG, LLC

	By:	/s/ Robert R. Black, Sr.
Name: Robert R. Black, Sr.
Title: Manager

B & BB, Inc.

	By:	/s/ Robert R. Black, Sr.
Name: Robert R. Black, Sr.
Title: Chief Executive Officer

Guarantors:

Casablanca Resorts, LLC

By:	/s/ Robert R. Black, Sr.
Name: Robert R. Black, Sr.
Title: Manager of its Manager, RBG, LLC

2

Oasis Interval Ownership, LLC

By:	/s/ Robert R. Black, Sr.
Name: Robert R. Black, Sr.
Title: Manager

Oasis Interval Management, LLC

By:	/s/ Robert R. Black, Sr.
Name: Robert R. Black, Sr.
Title: Manager

Oasis Recreational Properties, Inc.

By:	/s/ Robert R. Black, Sr.
Name: Robert R. Black, Sr.
Title: President

3

Trustee:

The Bank of New York Trust Company, N.A.

By:	/s/ Sandeé Parks
Name: Sandeé Parks
Title: Vice President

4

EXHIBIT A

[FORM OF NOTE]

Virgin River Casino Corporation,

RBG, LLC

and
B&BB, Inc.

9.000% [Series A] [Series B](1) Senior Secured Note due 2012

CUSIP:	ISIN:
$

Virgin River Casino Corporation, a Nevada corporation (“Virgin River”), RBG, LLC, a Nevada limited-liability company (“RBG”), and B & BB, Inc., a Nevada corporation (“B&BB” and, collectively with Virgin River and RBG, the “Issuers,” which term includes any successors to any of such persons under the Indenture), for value received, hereby promise to pay to Cede & Co., or registered assigns, the principal sum of                     Dollars, on January 15, 2012.

Interest Payment Dates: January 15 and July 15, commencing [             ], 2005.

Interest Record Dates: January 1 and July 1.

Reference is made to the further provisions of this Note on the reverse side, which shall, for all purposes, have the same effect as if set forth at this place.

Upon request, the Issuers shall promptly make available to a Holder of this Note information regarding the issue price, the amount of original issue discount, if any, the issue date, and the yield to maturity of this Note.  Holders should contact CasaBlanca Resorts, 950 West Mesquite Boulevard, Mesquite, Nevada 89027, Attention: Secretary.

(1)           Series A should be replaced with Series B in the Exchange Notes.

1

IN WITNESS WHEREOF, each of the Issuers has caused this instrument to be duly executed.

Virgin River Casino Corporation,
a Nevada corporation

By:
Name:
Title:

By:
Name:
Title:

RBG, LLC,
a Nevada limited-liability company

By:
Name:
Title:

By:
Name:
Title:

B & BB, Inc.,
a Nevada corporation

By:
Name:
Title:

By:
Name:
Title:

1

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned Indenture.

The Bank of New York Trust Company, N.A.

By:
Authorized Signatory

Dated:

2

(Reverse of Note)

9.000% [Series A] [Series B](2) Senior Secured Note due 2012

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.](3)

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY, TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](4)

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).  NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE

(2)           Series A should be replaced with Series B in the Exchange Notes.

(3)           To be included only on Global Notes deposited with DTC as Depositary.

(4)           To be included only on Global Notes deposited with DTC as Depositary.

1

ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE.  NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE.](5)

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (X) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (Y) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (Z) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS TWO YEARS (OR SUCH OTHER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) UNDER THE SECURITIES ACT AS PERMITTING RESALES OF RESTRICTED SECURITIES BY NON-AFFILIATES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARIES OF THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR

(5)           To be included only on Reg S Temporary Global Notes.

2

SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION.](6)

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             Interest.  Virgin River Casino Corporation, a Nevada corporation (“Virgin River”), RBG, LLC, a Nevada limited-liability company (“RBG”), and B & BB, Inc., a Nevada corporation (“B&BB” and, collectively with Virgin River and RBG, the “Issuers,” which term includes any successors to any of such persons under the Indenture), promises to pay Interest on the principal amount of this Note at 9.000% per annum from the Issue Date until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 4 of the Registration Rights Agreement referred to below.  The Issuers shall pay Interest and Liquidated Damages, if any, semi-annually on January 1 and July 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  The first Interest Payment Date shall be July 1, 2005.  Interest on the Notes shall accrue from the most recent date to which Interest has been paid or, if no Interest has been paid, from the Issue Date; provided that if there is no existing Default in the payment of Interest, and if this Note is authenticated between an Interest Record Date (as defined below) referred to on the face hereof and the next succeeding Interest Payment Date, Interest shall accrue from such next succeeding Interest Payment Date.  The Issuers shall pay Interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes then in effect, and shall pay Interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of Interest (and Liquidated Damages, if any) without regard to any applicable grace periods from time to time on demand at the same rate to the extent lawful.  Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

2.             Method of Payment.  The Issuers shall pay Interest and Liquidated Damages, if any, on the Notes to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 next preceding the Interest Payment Date (each an “Interest Record Date”), even if such Notes are cancelled after such Interest

(6)           To be included only on Transfer Restricted Notes.

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Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to Defaulted Interest.  The Notes will be payable as to principal, premium, if any, Interest and Liquidated Damages, if any, at the office or agency of the Issuers maintained within the City and State of New York for such purpose, or, at the option of the Issuers, payment of Interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided, that payment by wire transfer of immediately available funds to an account within the United States shall be required with respect to principal of and premium, if any, Interest and Liquidated Damages, if any, on all Global Notes.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.             Paying Agent and Registrar.  Initially, The Bank of New York Trust Company, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Issuers or any of the Subsidiaries may act in any such capacity.

4.             Indenture.  The Issuers issued the Notes under an Indenture, dated as of the Issue Date (as it may be amended or supplemented from time to time, the “Indenture”), by and among the Issuers, the Guarantors party thereto and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.

The Obligations under the Indenture, the Notes and the Guarantees thereof are secured by the Collateral described in the Collateral Agreements, subject to the provisions of such agreements.  Holders are referred to the Collateral Agreements for a statement of such terms.

5.             Optional Redemption.

(a)           The Issuers shall not have the right to redeem any Notes prior to January 15, 2009 (other than with the Net Cash Proceeds of a Qualified Equity Offering, as provided in Section 5(b) hereof).  The Notes shall be redeemable for cash at the Issuers’ option, in whole or in part, at any time and from time to time, on or after January 15, 2009 at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing January 15 of the years indicated below, in each case together with accrued and unpaid Interest (and Liquidated Damages, if any) to the date of redemption of the Notes (the “Redemption Date”):

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Year	Percentage
2009	104.500%
2010	102.25%
2011 and thereafter	100.000%

(b)           At any time on or prior to January 15, 2008, upon a Qualified Equity Offering, up to 35% of the aggregate principal amount of the Notes originally issued pursuant to the Indenture may be redeemed at the Issuers’ option within 90 days of such Qualified Equity Offering, with cash received by the Issuers from the Net Cash Proceeds of such Qualified Equity Offering, at a redemption price equal to 109.000% of principal amount thereof, together with accrued and unpaid Interest (and Liquidated Damages, if any) to the Redemption Date; provided, however, that immediately following such redemption not less than 65% of the aggregate principal amount of the Notes originally issued pursuant to the Indenture on the Issue Date remain outstanding.

(c)           Notice of redemption shall be mailed, by first class mail, at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address, and any such redemption shall be made pursuant to the procedures required by the Indenture.  Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the Redemption Date, Interest (and Liquidated Damages, if any) cease to accrue on Notes or portions thereof called for redemption unless the Issuers default in such payments due on the Redemption Date.

6.             Mandatory Redemption.  The Issuers shall not be required to make mandatory redemption payments with respect to the Notes (except for any offer to repurchase Notes that the Issuers are required to make as described in Section 8 hereof).  The Notes shall not have the benefit of any sinking fund.

7.             Regulatory Redemption.  Notwithstanding any other provisions hereof, if any Gaming Authority requires that a Holder or beneficial owner of Notes must be licensed, qualified or found suitable under any applicable Gaming Law and such Holder or beneficial owner fails to apply for a license, qualification or a finding of suitability within 30 days after being requested to do so by the Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such Holder or such beneficial owner is not so licensed, qualified or found suitable, the Issuers shall have the right, at the Issuers’ option, (1) to require such Holder or beneficial owner to dispose of such Holder’s or beneficial owner’s Notes within 30 days of receipt of notice of such finding by the applicable Gaming Authority or such earlier date as may be ordered by such Gaming Authority or (2) to call for the redemption (a “Regulatory Redemption”) of the Notes of such Holder or beneficial owner at the principal amount thereof or, if required by such Gaming Authority, the lesser of (a) the price at which such Holder or beneficial owner acquired the Notes, and (b) the fair market value of such Notes on the date of redemption, together with, in either case, accrued and unpaid Interest (and, if permitted by such Gaming Authority, Liquidated Damages) to the earlier of the date of

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redemption or such earlier date as may be required by such Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority. The Issuers are not required to pay or reimburse any Holder or beneficial owner of the Notes for the expenses of any such Holder or beneficial owner related to the application for any license, qualification or finding of suitability in connection with a Regulatory Redemption.  Such expenses of any such Holder or beneficial owner shall, therefore, be the obligation of such Holder or beneficial owner.

8.             Offers to Purchase.

(a)           Change of Control.  In the event that a Change of Control has occurred, each Holder of Notes shall have the right, at such Holder’s option, pursuant to an offer by the Issuers (subject only to conditions required by applicable law, if any) (the “Change of Control Offer”), to require the Issuers to repurchase all or any part of such Holder’s Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof), at a cash price equal to 101% of the principal amount thereof on the Change of Control Purchase Date (as defined below) (the “Change of Control Purchase Price”), together with accrued and unpaid Interest (and Liquidated Damages, if any) to the Change of Control Purchase Date.

In order to effect the Change of Control Offer, the Issuers shall, not later than the 30th day after the occurrence of the Change of Control, mail to each Holder of Notes notice of the Change of Control Offer (the “Change of Control Notice”), describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes on a date (the “Change of Control Purchase Date”) that is no earlier than 30 days and no later than 60 days after the date the Change of Control Notice is mailed, pursuant to the procedures required by the Indenture and described in the Change of Control Notice.

On or before the Change of Control Purchase Date, the Issuers shall: (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash in an amount sufficient to pay the Change of Control Purchase Price, together with accrued and unpaid Interest (and Liquidated Damages, if any) to the Change of Control Purchase Date of all Notes so tendered, and (iii) deliver to the Trustee the Notes so accepted together with an Officers’ Certificate listing the Notes or portions thereof being purchased by the Issuers.  The Paying Agent promptly shall pay each Holder of Notes so accepted an amount equal to the Change of Control Purchase Price, together with accrued and unpaid Interest (and Liquidated Damages, if any) to the Change of Control Purchase Date, and the Trustee promptly shall authenticate and deliver to each such Holder a new Note equal in principal amount to any unpurchased portion of the Note surrendered.  Any Notes not so accepted shall be delivered promptly by the Issuers to the Holder thereof.  The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

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(b)           Asset Sale.  Subject to certain exceptions set forth in the Indenture, the Issuers shall not and the Guarantors shall not, and neither the Issuers nor the Guarantors shall permit any of the Subsidiaries to, in one or a series of related transactions, make any Asset Sale unless: (i) at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents, and (ii) the Board of Directors of the applicable Issuer determines in reasonable good faith that such Issuer or such Subsidiary shall receive, as applicable, fair market value for such Asset Sale.  For purposes of clause (i) of the preceding sentence the following shall be deemed to constitute cash or Cash Equivalents: (a) the amount of any Indebtedness or other liabilities (other than Indebtedness or liabilities that are by their terms subordinated to the Notes and the Guarantees) of the Issuers or such Subsidiary that are assumed by the transferee of any such assets so long as the documents governing such liabilities provide that there is no further recourse to the Issuers or any of the Subsidiaries with respect to such liabilities and (b) fair market value of any marketable securities, currencies, notes or other obligations received by the Issuers or any such Subsidiary in exchange for any such assets that are converted into cash or Cash Equivalents within 30 days after the consummation of such Asset Sale, provided, that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received.

Within 360 days following such Asset Sale, the Net Cash Proceeds therefrom (the “Asset Sale Amount”), if used, shall be: (a) (i) used to retire Purchase Money Indebtedness secured by the asset which was the subject of the Asset Sale, or (ii) used to retire and permanently reduce Indebtedness incurred under the Credit Agreement; provided, that in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently reduced by such amount; or (b) invested in assets and property (other than notes, bonds, obligations and securities, except in connection with the acquisition of a Person in a Related Business which immediately following such acquisition becomes a Guarantor) which in the reasonable good faith judgment of the applicable Issuer’s Board of Directors will immediately constitute or be a part of a Related Business of the Issuers or such Guarantor (if it continues to be a Guarantor) immediately following such transaction (such assets or property the “Related Business Assets”); or (c) any combination of (a) or (b).  All Net Cash Proceeds from an Event of Loss shall be used as follows: (1) first, the Issuers shall use such Net Cash Proceeds to the extent necessary to rebuild, repair, replace or restore the assets subject to such Event of Loss with comparable assets; and (2) then, to the extent any Net Cash Proceeds from an Event of Loss are not used as described in the preceding clause (1), all such remaining Net Cash Proceeds shall be reinvested or used as provided in the immediately preceding clause (a), (b) or (c).

The accumulated Net Cash Proceeds from Asset Sales not applied as set forth in clause (a), (b) or (c) of the immediately preceding paragraph and the accumulated Net Cash Proceeds from any Event of Loss not applied as set forth in clause (1) or (2) of the immediately preceding paragraph shall constitute “Excess Proceeds.” Pending the final application of any Net Cash Proceeds,  the Issuers may temporarily reduce revolving credit borrowings or otherwise invest or use for general corporate purposes the Net Cash Proceeds in any manner that is not prohibited by the Indenture; provided, however, that

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the Issuers may not use the Net Cash Proceeds (x) to make Restricted Payments other than Restricted Payments that are solely Restricted Investments or (y) to make Permitted Investments pursuant to clause (a) of the definition thereof.  When the Excess Proceeds equal or exceed $5,000,000,  the Issuers shall offer to repurchase the Notes, together with any other Indebtedness ranking on a parity with the Notes and with similar provisions requiring the Issuers to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any) (the “Asset Sale Offer”) at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) to the Asset Sale Purchase Date (as defined below) (the “Asset Sale Offer Price”) together with accrued and unpaid interest (and Liquidated Damages, if any) to the Asset Sale Purchase Date.  In order to effect the Asset Sale Offer, the Issuers shall promptly after expiration of the 360-day period following the Asset Sale that produced such Excess Proceeds mail to each Holder of Notes notice of the Asset Sale Offer (the “Asset Sale Notice”), offering to purchase the Notes on a date (the “Asset Sale Purchase Date”) that is no earlier than 30 days and no later than 60 days after the date that the Asset Sale Notice is mailed, pursuant to the procedures required by the Indenture and described in the Asset Sale Notice.  On the Asset Sale Purchase Date,  the Issuers shall apply an amount equal to the Excess Proceeds (the “Asset Sale Offer Amount”) plus an amount equal to accrued and unpaid interest (and Liquidated Damages, if any) to the purchase of all Indebtedness properly tendered in the Asset Sale Offer (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price, together with accrued and unpaid interest (and Liquidated Damages, if any) to the Asset Sale Purchase Date.  To the extent that the aggregate amount of Notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Issuers may use any remaining Net Cash Proceeds as otherwise permitted by the Indenture.  Following the consummation of each Asset Sale Offer in accordance with the provisions of the Indenture, the Excess Proceeds amount shall be reset to zero.

9.             Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  The transfer of Notes may be registered, and Notes may be exchanged, as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between an Interest Record Date and the corresponding Interest Payment Date.

10.           Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

11.           Amendment, Supplement, Modification and Waiver.

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(a)           Subject to certain exceptions, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), (i) the Indenture, the Notes, the Guarantees, the Intercreditor Agreement (subject to any required approval of the lenders under the Credit Agreement party thereto) and the Collateral Agreements may be amended, supplemented or otherwise modified, and (ii) any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of or premium, if any, or Interest (or Liquidated Damages, if any) on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Notes, the Guarantees, the Intercreditor Agreement (subject to any required approval of the lenders under the Credit Agreement party thereto) and the Collateral Agreements may be waived.

(b)           Without the consent of the Holders, the Issuers, the Guarantors and the Trustee may amend, modify or supplement the Indenture, the Notes, the Guarantees, the Intercreditor Agreement and the Collateral Agreements to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of any of the Issuers’ or the Guarantors’ obligations to Holders in the case of a merger or consolidation or a sale of all or substantially all of the Issuers’ assets in accordance with the Indenture; to evidence the release of any Guarantor permitted to be released under the terms of the Indenture or to evidence the addition of any new Guarantor; to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; to comply with applicable Gaming Laws; to comply with the provisions of DTC or the Trustee with respect to the provisions of the Indenture and the Notes relating to transfers and exchanges of Notes or beneficial interests therein; to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights of any Holder of Notes under the Indenture, the Notes, the Guarantees, the Intercreditor Agreement, the Collateral Agreements or the Registration Rights Agreement; or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date thereof, including Section 4.7 thereof.

(c)           Notwithstanding the foregoing, and subject to the Intercreditor Agreement, no portion of the Collateral may be released from the Lien of the Collateral Agreements (except in accordance with the provisions of the Indenture and the Collateral Agreements), and none of the Collateral Agreements or the provisions of this Indenture relating to the Collateral may be amended or supplemented, and the rights of any Holders may not be waived or modified, without, in each case, the consent of the Holders of at least 66 2/3% in aggregate principal amount of the then outstanding Notes.

12.           Defaults and Remedies.   Each of the following constitutes an Event of Default: (a) the Issuers’ failure to pay any installment of Interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days, (b) the Issuers’ failure to pay all or any part of the principal of or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without

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limitation, payment of the Change of Control Purchase Price, or the Asset Sale Offer Price, on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable, (c) the Issuers’ failure or the failure by any of the Guarantors or any of the Subsidiaries to observe or perform any other covenant or agreement contained in the Notes or the Indenture and, except for the provisions under Sections 4.9, 4.13, 4.14 and 5.1 of the Indenture, the continuance of such failure for a period of 30 days after the earlier of written notice to the Issuers by the Trustee or written notice to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding, (d) the cessation of substantially all gaming operations of the Issuers and the Subsidiaries, taken as a whole, for more than 90 days, except as a result of an Event of Loss, (e) any revocation, suspension, expiration (without previous or concurrent renewal) or loss of any Gaming License of any of the Issuers or any Subsidiary for more than 90 days, (f) a default occurs (after giving effect to any waivers, amendments, applicable grace periods or any extension of any maturity date) in the Issuers’ Indebtedness or the Indebtedness of any of the Subsidiaries with an aggregate amount outstanding in excess of $5,000,000 (x) resulting from the failure to pay principal of such Indebtedness at maturity, or (y) if as a result of such default, the maturity of such Indebtedness has been accelerated prior to its stated maturity, (g) final unsatisfied judgments not covered by insurance aggregating in excess of $5,000,000 at any one time rendered against the Issuers or any of the Subsidiaries and not stayed, bonded or discharged within 60 days after their entry, (h) any Guarantee of a Guarantor ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Guarantee and the Indenture) or any Guarantor denies or disaffirms its Obligations under its Guarantee or the Collateral Agreements, (i) any failure to comply with any material agreement or material covenant in, or any breach of a material representation under, the Collateral Agreements and such failure or breach shall continue for a period of 30 days, (j) any of the Collateral Agreements at any time for any reason ceases to be in full force and effect, or is declared null and void, or shall cease to be effective in all material respects to give the Trustee the Liens with the priority purported to be created thereby (subject to the Intercreditor Agreement) subject to no other Liens (in each case, other than as expressly permitted by the Indenture and the applicable Collateral Agreement, or by reason of the termination of the Indenture or the applicable Collateral Agreement in accordance with its terms), (k) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of any of the Issuers, any of the Guarantors or any of their Significant Subsidiaries in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any of the Issuers, any of the Guarantors or any of their Significant Subsidiaries or for all or substantially all of the property and assets of any of the Issuers, any of the Guarantors or any of their Significant Subsidiaries or (C) the winding up or liquidation of the affairs of any of the Issuers, any of the Guarantors or any of their Significant Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days, or (l) any of the Issuers, any of the Guarantors or any of their Significant Subsidiaries of the Issuers (A) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B)

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consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any of the Issuers, any of the Guarantors or any of their Significant Subsidiaries or for all or substantially all of the property and assets of any of the Issuers, any of the Guarantors or any of their Significant Subsidiaries or (C) effects any general assignment for the benefit of creditors.

13.           Trustee Dealings with Issuers.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

14.           No Recourse Against Others.  No direct or indirect stockholder, member, manager, employee, officer or director, as such, past, present or future of the Issuers, the Guarantors or any successor entity shall have any personal liability in respect of the Issuers’ obligations or the obligations of the Guarantors under the Indenture, the Notes, the Guarantees, the Registration Rights Agreement or the Collateral Agreements, solely by reason of his, her or its status as such stockholder, member, manager, employee, officer or director, except that this provision shall in no way limit the obligation of any Guarantor pursuant to any Guarantee.

15.           Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.           Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.           CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

18.           Notation of Guarantee.  As more fully set forth in the Indenture, to the extent permitted by law, each of the Guarantors from time to time, in accordance with Article XI of the Indenture, jointly and severally, irrevocably and unconditionally guarantees on a senior secured basis to each Holder of a Note authenticated and delivered by the Trustee and its successors and assigns that:  (i) (A) the principal of and premium, if any, and Interest (and Liquidated Damages, if any) on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer or otherwise, (B) Interest on overdue principal of and premium, if any, and (to the extent permitted by law) Interest on any Interest, if any (and Liquidated Damages, if any) on the Notes shall be

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promptly paid in full and (C) all other Obligations of the Issuers to the Holders or the Trustee under the Notes, the Indenture, the Collateral Agreements and the Registration Rights Agreement (including fees, expenses or otherwise) shall be duly and punctually paid in full when due and performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same shall be duly and punctually paid in full when due and performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.6 the Indenture.

When a successor Guarantor assumes all the obligations of its predecessor Guarantor under the Notes and the Indenture, the predecessor Guarantor may be released from those obligations.

19.           Governing Law.  THE INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B); PROVIDED, THAT WITH RESPECT TO THE CREATION, ATTACHMENT, PERFECTION,  PRIORITY, ENFORCEMENT OF AND REMEDIES RELATING TO THE SECURITY INTEREST IN ANY REAL PROPERTY COLLATERAL, THE GOVERNING LAW MAY BE THE LAWS OF THE JURISDICTIONS WHERE SUCH COLLATERAL IS LOCATED WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

20.           Security.  This Note is secured by substantially all of the assets of the Issuers and the Guarantors, subject to certain exceptions and limitations more fully set forth in the Indenture and Collateral Agreements.

21.           Certificate And Opinion As To Conditions Precedent.  Upon any request or application by the Issuers to the Trustee to take any action under the Indenture, the Issuers shall furnish to the Trustee (i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 of the Indenture) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in the Indenture relating to the proposed action have been satisfied; and (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 of the Indenture) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

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22.           Additional Rights of Holders of Transfer Restricted Notes.(7)  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement.

The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.  Requests may be made to:

CasaBlanca Resorts

950 West Mesquite Boulevard
Mesquite, Nevada 89027

Attention:  Secretary

(7)           To be included only on Transfer Restricted Notes.

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Assignment Form

To assign this Note, fill in the form below

(I) or (We) assign and transfer this Note to:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuers. The agent may substitute another to act for it.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*

*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

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Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.13 or 4.14 of the Indenture, check the box below:

Section 4.13 ☐	Section 4.14 ☐

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.13 or 4.14 of the Indenture, state the aggregate principal amount you elect to have purchased (in denominations of $1,000 only, except if you have elected to have all of your Notes purchased):  $

Date:	Your Signature:

(Sign exactly as your name appears on the Note)

Social Security or Tax Identification No.:

Signature Guarantee*

*NOTICE:  The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv)  such other guarantee program acceptable to the Trustee.

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Schedule of Exchanges of Interests in the Global Note(8)

The following exchanges of an interest in this Global Note for an interest in another Global Notes or for a Definitive Note, or exchanges of an interest in another Global Note or a Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease or Increase	Signature of Authorized Officer of Trustee or Note Custodian

(8)           This should be included only if the Note is issued in global form.

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GUARANTEE

Each entity listed on the signature page hereto (hereafter referred to as a “Guarantor,” which term includes any successors or assigns under the Indenture, dated as of December 20, 2004, among the Issuers (as defined below), the Guarantors (as defined therein) and The Bank of New York Trust Company, N.A., as trustee (the “Indenture”), as amended or supplemented by any amendments or supplemental indentures thereto), has executed either the Indenture or a supplemental indenture in substantially the form attached as Exhibit E to the Indenture and has irrevocably and unconditionally guaranteed on a senior secured basis the Guarantee Obligations (as defined in Section 11.1 of the Indenture), which include: (i) (A) the due and punctual payment in full of the principal of and premium, if any, and Interest and Liquidated Damages, if any, on the 9.000% Senior Secured Notes due 2012 (the “Notes”) of Virgin River Casino Corporation, a Nevada corporation (“Virgin River”), RBG, LLC, a Nevada limited-liability company (“RBG”), and B & BB, Inc., a Nevada corporation (“B&BB” and, collectively with Virgin River and RBG, the “Issuers,” which term includes any successors to any of such persons under the Indenture), whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer or otherwise, (B) the prompt payment in full of all Interest on overdue principal of and premium, if any, and (to the extent permitted by law) Interest on any Interest, if any (and Liquidated Damages, if any), on the Notes, and (C) the due and punctual payment when due and performance of all other Obligations of the Issuers to the Holders or the Trustee under the Notes, the Indenture, the Collateral Agreements and the Registration Rights Agreement (including fees, expenses or otherwise), all in accordance with the terms thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the due and punctual payment when due and performance of the same in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer or otherwise, provided, however, that the obligations of each Guarantor under this Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

This Guarantee is secured by substantially all of the assets of the Guarantors, subject to certain exceptions and limitations more fully set forth in the Indenture and Collateral Agreements.

The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee.

No direct or indirect stockholder, member, manager, employee, officer or director, as such, past, present or future of the Issuers, the Guarantors or any successor entity shall have any personal liability in respect of the Issuers’ obligations or the obligations of the Guarantors under the Indenture, the Notes, the Guarantees, the Registration Rights Agreement, the Intercreditor Agreement or the Collateral Agreements

17

solely by reason of his, her or its status as such stockholder, member, manager, employee, officer or director, except that this provision shall in no way limit the obligation of any Guarantor pursuant to any Guarantee.

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Issuers’ obligations under the Notes and Indenture or until released or defeased in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.  This is a Guarantee of payment and performance and not of collectibility.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

THE TERMS OF ARTICLE XI OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B); PROVIDED, THAT WITH RESPECT TO THE CREATION, ATTACHMENT, PERFECTION,  PRIORITY, ENFORCEMENT OF AND REMEDIES RELATING TO THE SECURITY INTEREST IN ANY REAL PROPERTY COLLATERAL, THE GOVERNING LAW MAY BE THE LAWS OF THE JURISDICTIONS WHERE SUCH COLLATERAL IS LOCATED WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

[signature pages follow]

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IN WITNESS WHEREOF, each Guarantor has caused this instrument to be duly executed.

Dated:

Casablanca Resorts, LLC

By:
Name:
Title:

Oasis Interval Ownership, LLC

By:
Name:
Title:

Oasis Interval Management, LLC

By:
Name:
Title:

Oasis Recreational Properties, Inc.

By:
Name:
Title:

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Virgin River Casino Corporation

RBG, LLC

B&BB, Inc.

c/o CasaBlanca Resorts

950 West Mesquite Boulevard

Mesquite, Nevada 89027

The Bank of New York Trust Company, N.A.

700 South Flower Street, Suite 500

Los Angeles, California 90017

Attention: Corporate Trust Administration

Re:          9.000% Senior Secured Notes due 2012 (the “Notes”)

Dear Sir or Madam:

Reference is hereby made to the Indenture, dated as of December20, 2004 (as it may be amended or supplemented from time to time, the “Indenture”), among Virgin River Casino Corporation, a Nevada corporation (“Virgin River”), RBG, LLC, a Nevada limited-liability company (“RBG”), and B & BB, Inc., a Nevada corporation (“B&BB” and, collectively with Virgin River and RBG, the “Issuers,” which term includes any successors to any of such persons under the Indenture), the Guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee, relating to the Notes.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                        , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                           in such Note[s] or interests (the “Transfer”), to                              (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.         ☐                Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or of a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such

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account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.         ☐                Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or of a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and the interest transferred will be held immediately thereafter through Euroclear or Clearstream.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.         ☐                Check if Transferee will take delivery of a beneficial interest in a Global Note or of a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)       ☐     Such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)       ☐     Such Transfer is being effected to the Issuers or a subsidiary thereof; or

(c)       ☐     Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

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(d)       ☐     such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in a form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification and provided to the Issuers, which has confirmed its acceptability), to the effect that such Transfer is in compliance with the Securities Act.

Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or Definitive Notes and in the Indenture and the Securities Act.

4.         ☐                Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)        ☐     Check if Transfer is Pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

(b)       ☐     Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

(c)        ☐     Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904

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and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

[signature page follows]

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This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

Dated:
[Insert Name of Transferor]

By:
Name:
Title:

5

ANNEX A TO CERTIFICATE OF TRANSFER

1.             The Transferor owns and proposes to transfer the following:

[[CHECK ONE OF (a) OR (b)]

(a)	☐	a beneficial interest in

(i)	☐	144A Global Note, or

(ii)	☐	501 Global Note, or

(iii)	☐	Reg S Global Note; or

(b)	☐	a Restricted Definitive Note.

2.             After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐	a beneficial interest in the:

(i)	☐	144A Global Note, or

(ii)	☐	501 Global Note, or

(iii)	☐	Reg S Global Note,

(iv)	☐	Unrestricted Global Note; or

(b)	☐	a Restricted Definitive Note; or

(c)	☐	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

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EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Virgin River Casino Corporation

RBG, LLC

B&BB, Inc.

c/o CasaBlanca Resorts

950 West Mesquite Boulevard

Mesquite, Nevada 89027

The Bank of New York Trust Company, N.A.

700 South Flower Street, Suite 500

Los Angeles, California 90017

Attention: Corporate Trust Administration

Re:          9.000% Senior Secured Notes due 2012 (the “Notes”)

Dear Sir or Madam:

Reference is hereby made to the Indenture, dated as of December20, 2004 (as it may be amended and supplemented from time to time, the “Indenture”), among Virgin River Casino Corporation, a Nevada corporation (“Virgin River”), RBG, LLC, a Nevada limited-liability company (“RBG”), and B & BB, Inc., a Nevada corporation (“B&BB” and, collectively with Virgin River and RBG, the “Issuers,” which term includes any successors to any of such persons under the Indenture), the Guarantors party thereto and The Bank of New York, as trustee, relating to the Notes.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                         in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.             Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a)           ☐             Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities

1

Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(b)           ☐             Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(c)           ☐             Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(d)           ☐             Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

2.  Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a)           ☐             Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive

2

Note with an equal principal amount, the Owner hereby certifies that (i) the Restricted Definitive Note is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)           ☐             Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the:  [CHECK ONE]  ☐  144A Global Note,  ☐  Reg S Global Note, or  ☐  501 Global Note

with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

[signature page follows]

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This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

4

EXHIBIT D

FORM OF CERTIFICATE FROM ACQUIRING
INSTITUTIONAL ACCREDITED INVESTOR

Jefferies & Company, Inc.

11100 Santa Monica Boulevard

10th Floor

Los Angeles, California 90025

Virgin River Casino Corporation

RBG, LLC

B&BB, Inc.

c/o CasaBlanca Resorts

950 West Mesquite Boulevard

Las Vegas, Nevada 89027

Re:          9.000% Senior Secured Notes due 2012 (the “Notes”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of December20, 2004 (the “Indenture”), among Virgin River Casino Corporation, a Nevada corporation (“Virgin River”), RBG, LLC, a Nevada limited-liability company (“RBG”), and B & BB, Inc., a Nevada corporation (“B&BB” and, collectively with Virgin River and RBG, the “Issuers,” which term includes any successors to any of such persons under the Indenture), the Guarantors party thereto and The Bank of New York, as trustee (the “Trustee”), relating to the Notes.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                     aggregate principal amount of: (a) a beneficial interest in a Global Note, or (b) a Definitive Note, we confirm that:

1.             We understand and acknowledge that the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities law, are being offered for resale in transactions not requiring registration under the Securities Act or any other securities law, including resales pursuant to Rule 144A under the Securities Act (“Rule 144A”), and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, pursuant to an exemption therefrom and in each case in compliance with the conditions for transfer set forth below.

2.             We are not an affiliate (as defined in Rule 144 under the Securities Act) of the Issuers or acting on behalf of the Issuers, and we are an institutional “accredited investor” under the Securities Act within the meaning of subparagraph (a) (1), (2), (3) or

1

(7) of Rule 501 under the Securities Act (“Rule 501”) and, if the Notes are to be purchased for one or more accounts (“investor accounts”) for which we are acting as fiduciary or agent, each such investor account is an institutional “accredited investor” on a like basis. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Notes and invest in or purchase securities similar to the Notes in the normal course of our business. We and any investor accounts for which we are acting are each aware that we may be required, and are each able, to bear the economic risk of our or its investment in the Notes for an indefinite period of time, including the risk of an entire loss of our or such investor account’s investment in the Notes.

3.             We acknowledge that: (a) neither the Issuers nor the Initial Purchaser, nor any person representing the Issuers or the Initial Purchaser, has made any representation to us with respect to the Issuers or the offering or sale of any Notes, and (b) we have had access to such financial and other information concerning the Issuers and the Notes as we have deemed necessary in connection with our decision to purchase the Notes, including an opportunity to ask questions of and request information from the Issuers.

4.             We are purchasing the Notes for our own account, or for one or more investor accounts for which we are acting as a fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and subject to our or their ability to resell such Notes pursuant to Rule 144A, Regulation S or any exemption from registration available under the Securities Act.

5.             We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years (or such other period that may hereafter be provided under Rule 144(k) under the Securities Act as permitting resales of restricted securities by non-affiliates without restriction) after the later of the date of original issue and the last date on which the Issuers or any affiliate of the Issuers was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Issuers or any subsidiary of the Issuers, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A, to a person we reasonably believe is a “qualified institutional buyer” as defined in Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States in accordance with Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of subparagraph (a) (1), (2), (3) or (7) of Rule 501 that is acquiring the Notes for its own account, or for the account of such an institutional “accredited investor,” for investment purposes, and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (f) pursuant to another available exemption from the registration requirements of

2

the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in each case in compliance with applicable securities laws of any U.S. state or any other applicable jurisdiction. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) or (f) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of subparagraph (a) (1), (2), (3) or (7) of Rule 501 and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to the offer, sale or other transfer made prior to the Resale Termination Date pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them.

6.             We are not acquiring the Notes for or on behalf of any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) or other arrangement that is subject to ERISA or Section 4975 of the Internal Revenue Code (a “plan”) or any entity whose underlying assets include assets of a plan pursuant to 29 C.F.R. Section 2510.3-101 or otherwise, except that such a purchase for or on behalf of a pension or welfare plan shall be permitted to the extent:

(a)                                  such purchase is being made by or on behalf of a bank collective investment fund maintained by the purchaser in which no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total assets in such collective investment fund and the conditions of Section III of Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor are satisfied;

(b)                                 such purchase is made by or on behalf of an insurance company pooled separate account maintained by the purchaser in which, at any time while the Notes are outstanding, no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total of all assets in such pooled separate account and the conditions of Section III of Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor are satisfied;

(c)                                  such purchase is made on behalf of a plan by (1) an investment advisor registered under the Investment Advisers Act of 1940 that had as of the last day of its most recent year total assets under its management and control in excess of $50,000,000 and had stockholders’ or partners’ equity in excess of $750,000, as shown

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in its most recent balance sheet prepared in accordance with generally accepted accounting principles, or (2) a bank as defined in Section 202 (a) (2) of the Investment Advisers Act of 1940 with equity capital in excess of $1,000,000 as of the last day of its most recent year, or (3) an insurance company which is qualified under the laws of more than one state to manage, acquire or dispose of any assets of a plan, which insurance company has as of the last day of its most recent year, net worth in excess of $1,000,000 and which is subject to supervision and examination by state authority having supervision over insurance companies and, in any case, such investment advisor, bank or insurance company is otherwise a qualified professional asset manager, as such term is used in Prohibited Transaction Class Exemption 84-14 issued by the Department of Labor, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof) or employee organization and managed by such investment advisor, bank or insurance company, do not represent more than 20% of the total client assets managed by such investment advisor, bank or insurance company, and the conditions of Section I of such exemption are otherwise satisfied;

(d)                                 to the extent such plan is a governmental plan (as defined in Section 3 of ERISA) which is not subject to the provisions of Title I of ERISA or Section 401 of the Internal Revenue Code;

(e)                                  to the extent such purchase is made by or on behalf of an insurance company with assets in its insurance company general account, and the conditions of Prohibited Transaction Class Exemption 95-60 issued by the Department of Labor are satisfied;

(f)                                    to the extent such purchase is made on behalf of a plan by an in-house asset manager and the conditions of Part I of Prohibited Transactions Class Exemption 96-23 issued by the Department of Labor are satisfied; or

(g)                                 such purchase would not otherwise constitute a non-exempt prohibited transaction.

7.             We understand that the Notes will be delivered in registered form only and that the certificates delivered to us in respect of the Notes will contain a legend substantially to the following effect:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED,

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TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (X) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (Y) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (Z) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS TWO YEARS (OR SUCH OTHER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) UNDER THE SECURITIES ACT AS PERMITTING RESALES OF RESTRICTED SECURITIES BY NON-AFFILIATES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARIES OF THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE

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WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION.

8.             We acknowledge that the Issuers and others will rely upon the truth and accuracy of the foregoing representations, warranties, acknowledgements and agreements and agrees that, if any representations, warranties, acknowledgements and agreements deemed to have been made by us are no longer accurate, we shall promptly notify the Issuers.

9.             If we are acquiring any of the Notes as a fiduciary or agent for one or more investor accounts, we represent that we have sole investment discretion with respect to each such account and we have full power to make the foregoing representations, warranties, acknowledgements and agreements on behalf of each such investor account.

10.           Upon purchase, the Notes would be registered in the name of the undersigned:

Name:

Address:

Taxpayer ID Number

THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

[signature page follows]

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You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Name of Accredited Investor

By:
Name:
Title:

Dated:             , 20[   ]

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EXHIBIT E
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT
GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of        , among  (i) Virgin River Casino Corporation, a Nevada corporation (“Virgin River”), RBG, LLC, a Nevada limited-liability company (“RBG”), and B & BB, Inc., a Nevada corporation (“B&BB” and, collectively with Virgin River and RBG, the “Issuers,” which term includes any successors to any of such persons under the Indenture), (ii)                               , a subsidiary of the Issuers (the “Guaranteeing Subsidiary”), and (iii) The Bank of New York Trust Company, N.A., as trustee under the Indenture (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (as it may be amended or supplemented from time to time, the “Indenture”), dated as of December 20, 2004, providing for the issuance of 9.000% Senior Secured Notes due 2012 (the “Notes”);

WHEREAS, Section 11.4 of the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture and a Guarantee pursuant to which any newly-acquired or created Guarantor shall unconditionally guarantee all of the Issuers’ obligations under the Notes and the Indenture on the terms and conditions set forth herein and in such Guarantee; and

WHEREAS, pursuant to Section 9.3 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             Capitalized Terms.  Capitalized terms used herein without definition shall have the respective meanings set forth in the Indenture.

2.             Joinder to Indenture.  Each of the parties hereto hereby agrees to become bound by the terms, conditions and other provisions of the Indenture with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as a Guarantor therein and as if such party executed the Indenture on the date thereof.

3.             Agreement to Guarantee.  The Guaranteeing Subsidiary jointly and severally, irrevocably and unconditionally guarantees on a senior secured basis to each Holder of a Note authenticated and delivered by the Trustee and its successors and assigns that:  (i) (A) the principal of and premium, if any, and Interest (and Liquidated

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Damages, if any) on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer or otherwise, (B) Interest on overdue principal of and premium, if any, and (to the extent permitted by law) Interest on any Interest, if any (and Liquidated Damages, if any), on the Notes shall be promptly paid in full, and (C) all other Obligations of the Issuers to the Holders or the Trustee under the Notes, the Indenture, the Collateral Agreements and the Registration Rights Agreement (including fees, expenses or otherwise) shall be duly and punctually paid in full when due and performed, all in accordance with the terms thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same shall be duly and punctually paid in full when due and performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer or otherwise.

This Guarantee is secured by substantially all of the assets of the Guaranteeing Subisidiary, subject to certain exceptions and limitations more fully set forth in the Indenture and Collateral Agreements.

The obligations of the Guaranteeing Subsidiary to the Holders and to the Trustee pursuant to this Supplemental Indenture and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

No direct or indirect stockholder, member, manager, employee, officer or director, as such, past, present or future of the Issuers, the Guarantors or any successor entity shall have any personal liability in respect of the Issuers’ obligations or the obligations of the Guarantors under the Indenture, the Notes, the Guarantees, the Registration Rights Agreement, the Intercreditor Agreement or the Collateral Agreements solely by reason of his, her or its status as such stockholder, member, manager, employee, officer or director, except that this provision shall in no way limit the obligation of any Guarantor pursuant to any Guarantee.

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Issuers’ obligations under the Notes and Indenture or until released or defeased in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.  This is a Guarantee of payment and performance and not of collectibility.

The obligations of the Guaranteeing Subsidiary under its Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

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THE TERMS OF ARTICLE XI OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

4.             NEW YORK LAW TO GOVERN.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B); PROVIDED, THAT WITH RESPECT TO THE CREATION, ATTACHMENT, PERFECTION, PRIORITY, ENFORCEMENT OF AND REMEDIES RELATING TO THE SECURITY INTEREST IN ANY REAL PROPERTY COLLATERAL, THE GOVERNING LAW MAY BE THE LAWS OF THE JURISDICTIONS WHERE SUCH COLLATERAL IS LOCATED WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

5.             Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.             Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Issuers:

Virgin River Casino Corporation

By:
Name:
Title:

RBG, LLC

By:
Name:
Title:

B & BB, Inc.

By:
Name:
Title:

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Guaranteeing Subsidiary:

[Name]

By:
Name:
Title:

Trustee:

The Bank of New York Trust Company, N.A.

By:
Name:
Title:

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EXHIBIT F

FORM OF INTERCREDITOR AGREEMENT

[attached]